EXHIBIT 10.5

JOINT POWER SUPPLY AGREEMENT

Wisconsin Power and Light Company

Wisconsin Public Service Corporation, and

Madison Gas and Electric Company

This agreement is made and entered into this 26th day of July, 1973 by and between Wisconsin Power and Light Company, a Wisconsin corporation (hereinafter called "Power Company"), Wisconsin Public Service Corporation, a Wisconsin corporation (hereinafter called "Service Company"), and Madison Gas and Electric Company, a Wisconsin corporation (hereinafter called "Electric Company"), the parties collectively being hereinafter called the "Companies",

WITNESSETH that:

WHEREAS, each of the Companies owns electric facilities and is engaged in the generation, transmission and distribution of electric power and energy, purchases and sales thereof from and to the other Companies and other interconnected electric utilities, and sales thereof to customers within the respective geographical areas served by the Companies, and

WHEREAS, the Companies, for the purpose of obtaining the benefit of advanced technologies and the economies of scale, and of making most effective use of power generation and transmission facilities, and for the purpose of assuring and supplying economical and reliable electric power to their respective customers, did enter into a Joint Power Supply Agreement dated February 2, 1967 and a Power Pool Agreement dated March 11, 1968 and,

WHEREAS, said Joint Power Supply Agreement dated February 2, 1967 did require additional separate agreements for Edgewater #-4 Unit, the 1972 nuclear unit and the 1976 unit, (hereinafter referred to as the "1975 unit") and did not specifically provide for a jointly owned 1978 unit for which the Companies have subsequently entered into separate agreements for the same purposes and benefits enumerated above, and

WHEREAS, the 345 KV transmission network originally contemplated has undergone change as a result of relocating the 197 5 unit and

WHEREAS, the parties have individually and collectively studied and established terms and conditions which are fair and equitable to the parties individually and collectively as contained in the separate agreements referred to above, and

WHEREAS, the Companies desire that the various agreements referred to above be consolidated into one Joint Power Supply Agreement and one Power Pool Agreement

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein set forth, the parties agree as follows:

PRIOR AGREEMENTS

The following prior agreements entered into by the Companies and attached hereto as exhibits A through L are made part of this agreement except as otherwise specified herein:

Exhibit	Title & Date
A.	Joint Power Supply Agreement dated February 2, 1967
B.	Mutual assignment of Options, Contract Rights and other properties (1972 Nuclear Plant Project) dated February 2, 1967
C.	Contract Agency Authorization (1972 nuclear project) dated April 21, 1967
D.	Agency Authorization (1972 nuclear project dated April 17, 1968, and letter of April 2, 1968
E.	The basic Generating Agreement Unit 4 Edgewater Generating Station dated June 5, 1967
F.	Agreement for construction and operation of Generating Plant dated January 6, 1970 (subsequently superseded by Exhibit L below
G.	Regulatory Agency Authorization (1975 unit) dated January 6, 1970
H.	Contract Agency Authorization (1975 unit) dated January 6, 1970
I.	Agreement dated August 30, 1972 (signed February 12, 1973) constituting the basis of Amending the Joint Power Supply Agreement dated February 2, 1967 and Power Pool Agreement dated March 11, 1968
J.	Regulatory Agency Authorization (1978 units) dated August 30, 1972 (as amended by paragraph 4 of Exhibit L)
K.	Contract Agency Authorization (1978 units) dated August 30, 1972 (as amended by paragraph 4 of Exhibit L)
L.	Agreement for Construction and Operation of Columbia Generating Plant dated July 26, 1973

POWER POOL AGREEMENT

Sections 1.01, 1.02, and 1.03 of Exhibit A are hereby cancelled in their entirety and the following provisions of Sections 1.01, 1.02, and 1.03 of this agreement shall be substituted in lieu thereof:

Section 1.01 Entry into agreement. The Companies agree to enter into a new Power Pool Agreement upon terms substantially the same as those now in effect under the Power Pool Agreement dated

March 11, 1968, but modified in order to:

a)

substitute, in lieu of the present fixed 4 mills per KWH contract energy charge, a cost variable energy charge computed on February 1st of each year and equal to 1.20 X total three company fuel expense of FPC accounts 501 and 54 7 per net KWH generated for the previous calendar year exclusive of hydro, nuclear and purchased power.

b)

substitute, in place of the fixed $1.67 per kilowatt-month participation capacity charge, a cost variable participation capacity charge computed initially as $1.67 per kilowatt-month and adjusted when any fossil fuel steam unit addition (including combined cycle units) begins commercial operation, to a value equal to $1.67 X "A"/$126.79 where "A" is the total three company coal, oil and gas fuel generation investment per KW as of that date, including the latest available estimate of the new fossil fuel unit addition, as well as leased fossil fuel generating units. The investment shall be taken from FPC accounts 310 to 316 inclusive and 340 to 346 inclusive.

c)

provide for common ownership of facilities when so agreed by the Companies herein or hereafter.

d)

provide that if any Company is not afforded the opportunity of ownership participation in the approximate ratio of its maximum "Accredited Demand" to the combined maximum "Accredited Demands" of the Companies in the first major unit constructed by any of the Companies subsequent to the 1978 Unit, such Company at any time after said subsequent unit is committed may itself build capacity which will be Accredited Capacity beginning with commercial operation of the first major unit constructed by any other Company or Companies subsequent to the 1978 Unit.

e)

provide for arbitration by including a provision in the same form as Section 8.01 Arbitration of Exhibit A.

f)

give effect to section 1.02 and 1.03 hereof.

Section 1.02 Agreement not superseded. Notwithstanding the general provisions of such new Power Pool Agreement, there shall remain in effect and shall not be superseded thereby the agreement which is hereby confirmed, for the purchase (indicated by parentheses below) and the sale among the three Companies of megawatts of capacity for the respective calendar years, as follows:

Years	Power Company	Service Company	Electric Company
1970	10	(1)	(9)
1971	10	(1)	(9)
1972	14	(3)	(11)
1973	40	(15)	(25)
1974	27	(9)	(18)
1975	27	(9)	(18)
1976	(12)	(19)	(7)
1977	(12)	(19)	(7)
1978	(12)	(19)	(7)
1979	(12)	(19)	(7)
1980	(12)	(19)	(7)

all at a capacity charge of $1.67 per kilowatt per month and at a rate for energy furnished thereunder equal to the cost variable energy charge per KWH specified in Section 1.01 a) above, said charge and rate being subject to change hereafter by mutual consent. The foregoing capacity purchases and sales shall not be taken into account in determining the Accredited Capacity, Accredited Demand or Capacity Responsibility of the respective Companies under such new Power Pool Agreement.

Section 1.03 Term of New Power Pool Agreement. Such new Power Pool Agreement shall be executed and timely FPC filings made thereof for the above sections 1.01 and 1.02 rate provisions to become effective October 1, 1973. Such new Power Pool Agreement shall remain in effect until cancelled by five years notice in writing from one Company to the others but in no event, shall it be cancelled or terminated prior to December 31, 1980.

AFFIRMATION OF OWNERSHIP SHARES

The Companies hereby reaffirm and provide for the construction and operation of the following generating facilities to be owned by the Companies as tenants in common with undivided ownership interests as follows (referred to herein as their respective "ownership shares") and all provided for in accordance with Exhibits A through L inclusive.

Owner	Edgewater #4 330 MW	Nuclear Plant (1972) 527 MW	1975 Unit* 527 MW	Columbia* Plan (1054 MW)
Power Co.	68.2%	41.0%	39.3%	46.2%
Service Co.	31.8%	41.2%	38.9%	31.8%
Electric Co.	0%	17.8%	21.8%	22.0%

*Columbia Plant includes the 527 MW 1975 Unit and the 52 7 MW 1978 Unit.

TRANSMISSION LINES AND FACILITIES

Sections 4.01, 4.02, 4.03, 4.04, 4.05 and 4.06 of Exhibit A are hereby cancelled in their entirety and the following shall be substituted in lieu thereof.

Section 4.01. In order to carry out the coordination and most effective use of power supplies in accordance with the Power Pool agreements referred to in 1.01 above, and in order to make available to their respective service areas or to other purchasers their respective shares of the generating units agreed to herein, the Companies agree severally to construct and place in operation the following facilities by the indicated completion date and under the terms and conditions all as provided in sections 4.02 through 4.05 below.

Section 4.02. Transmission Line Responsibility.

(a)

Wisconsin Public Service Corporation. shall construct, own and maintain the Kewaunee to Oshkosh 345 KV line (completed), and the Kewaunee to Point Beach 345 KV line (completed)

(b)

Wisconsin Power and Light Company shall construct, own and maintain the following:

345 KV Lines

1)

Edgewater Plant to South Fond du Lac Substation (completed).

2)

South Fond du Lac Substation to Fitzgerald Substation near Oshkosh (completed).

3)

Rockdale Substation to Illinois-Wisconsin state line near Beloit--to be in service on or about 12/31/74 or as soon thereafter as practical.

138 KV Lines

4)

Columbia Plant to Portage Substation to be in service on or about 12/31/74 or as soon thereafter as practical.

5)

Columbia Plant to Portage Substation - 2nd Circuit, to be in service by completion date - of the 1978 Unit (6/1/78).

6)

Reconductor the Portage Substation to North Randolph Substation line by completion date of the 1978 Unit (6/1/78).

(c)

Madison Gas and Electric Company shall construct, own and maintain the following:

345 KV Lines

1)

South Fond du Lac Substation to North Madison Substation (completed).

2)

Columbia Plant to Rockdale Substation to be in service on or about 12/31/74 or as soon thereafter as practical.

3)

Columbia Plant to North Madison Substation to be in service on or about 12/31/74 or as soon thereafter as practical.

4)

Double circuit tap of South Fond du Lac - North Madison line to Columbia Plant to be in service by completion date of the 1978 Unit (6/1/78).

138 KV Lines

5)

Columbia Plant to North Madison Substation - to be in service on or about 12/31/74 or as soon thereafter as practical.

Section 4.03.

Substation Responsibility.

a)

Wisconsin Public Service Corporation shall construct, own and maintain the Fitzgerald 345 KV substation near Oshkosh.

b)

Wisconsin Power and Light Company shall construct, own and maintain the South Fond du Lac 34 5 KV substation and the Rockdale 345 KV substation including the step-down transformers at Rockdale needed to tie to the Wisconsin Power and Light Company 138 KV substation. Wisconsin Power and Light Company shall install, own and maintain one 200 MVA 345/138 KV transformer and all necessary oil circuit breakers by 12/31/74 or as soon thereafter as practical and likewise, the second 200 MVA 345/138 KV transformer and all necessary oil circuit breakers by the completion date of the 1978 Unit (6/1/78).

c)

Wisconsin Power and Light Company shall construct, own and maintain the entire 138 KV and 69 KV substations at the Columbia Plant.

d)

Madison Gas and Electric Company shall construct, own and maintain the entire North Madison Substation, including two 200 MVA 345/138 transformers to be installed by 12/31/74 or as soon thereafter as practical.

e)

Wisconsin Public Service Corporation, Wisconsin Power and Light Company, and Madison Gas and Electric Company shall construct, own and maintain the 345 KV substation at the Columbia Plant (19 75 and 19 78 Units) as tenants in common on the following ownership shares:

Wisconsin Public Service Corporation

18.3%

Wisconsin Power and Light Company

24.4%

Madison Gas and Electric Company

57.3%

The jointly owned Columbia Plant 345 KV Substation to which the above ownership % applies includes two 590 MVA step-up transformers, all 345 KV OCB terminals, two 200 MVA 345/138 KV transformers, and all associated relaying, buss, insulators, disconnect switches, cables, miscellaneous equipment, structures and land.

Section 4.04.

Line and Substation Construction.

Company shall operate on an interconnected and coordinated basis the above transmission lines and substations owned by it, except that any two Companies may agree between themselves to authorize the other to operate its line switches in the interest of safety. In the event of any interruption thereon, which has not been scheduled by agreement of all the Companies, each Company shall use its best efforts to remove the cause of such interruption as soon as practical from its line and to restore its line to normal operating condition. Each Company agrees that the facilities owned by it under sections 4.02 and 4.03 above shall at all times during the term of this agreement be held available by it for transmission without charge of the respective shares of output of the generating units enumerated above, and that any transfer of its interest therein shall be. made only upon conditions which shall effectively bind the transferee to the obligations of this section 4.04.

PRIOR PROVISIONS REMAINING IN FORCE

All prior agreements contained in Exhibits A through L inclusive, except those superseded by the above provisions shall remain in force.

TERM

This agreement shall continue in full force and effect until December 31, 2014 and for such longer period as the companies shall by mutual agreement continue to operate the jointly owned generating facilities above. Termination of this Agreement shall not terminate the provisions of Article VIII of Exhibit A.

IN WITNESS WHEREOF each of the parties has caused this agreement to be duly executed.

JOINT POWER SUPPLY AGREEMENT

Dated February 2, 1967

Between

WISCONSIN POWER AND LIGHT COMPANY

WISCONSIN PUBLIC SERVICE CORPORATION, AND

MADISON GAS AND ELECTRIC COMPANY

JOINT POWER SUPPLY AGREEMENT

Wisconsin Power land Light Company,

Wisconsin Public Service Corporation, and

Madison Gas and Electric Company

THIS AGREEMENT is made and entered into this 2nd day of February 1967, by and between Wisconsin Power and Light Company, a Wisconsin corporation (hereinafter called "Power Company"), Wisconsin Public Service Corporation, a Wisconsin corporation (hereinafter called "Service Company"), and Madison Gas and Electric Company, a Wisconsin corporation (hereinafter called "Electric Company"), the parties collectively being hereinafter called the "Companies",

WITNESSETH - that:

WHEREAS, each if the Companies owns electric facilities and is engaged in the generation, transmission and distribution of electric power and energy, purchases and sales thereof from and to the other Companies and other interconnected electric utilities, and sales thereof to customers within the respective geographical areas served by the Companies, and

WHEREAS, the companies, for the purpose of obtaining the benefits of advanced technologies and the economies of scale, and of making most effective use of power generation and transmission facilities, and for the purpose of assuring and supplying economical and reliable electric power to their respective customers, desire to mutually plan and share in the ownership of certain major generation and transmission facilities, and

WHEREAS, the parties have individually and collectively studied and established terms and conditions which are fair and equitable to the parties individually and collectively under which coordinated installation and operation of generating and interconnection facilities shall be affected.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein set forth, the parties agree as follows:

ARTICLE I

Power Pool Agreements

Section 1.01. Entry into Agreement. The Companies agree to enter into a new Power Pool Agreement upon terms substantially the same as those now in effect between Power Company and Service Company under their Power Pool Agreement dated December 29, 1960 and supplemental letter agreement 'dated November 27, 1964, but modified in order to (a) include Electric Company as a participant with representation on the Operating Committee thereunder, (b) provide for common ownership of facilities when so agreed by the Companies herein or hereafter, (c) provide that if any Company is not afforded the opportunity of ownership participation in the approximate ratio of its maximum "Accredited Demand" to the combined maximum "Accredited Demands" of the Companies in the first major unit constructed by any of the Companies subsequent to the 1976 Unit, such Company at any time after said subsequent unit is committed may itself build capacity which will be Accredited Capacity beginning with commercial operation of the first major unit constructed by any other Company or Companies subsequent to the 1976 Unit, (d) change the Contract Energy

Rate from 0.5¢ per kilowatt hour to 0.4¢ per kilowatt hour, and (e) give effect to Sections 1.02 and 1.03 hereof.

Section 1.02. Term of New Power Pool Agreement. Such new Power Pool Agreement shall be executed and go into effect as soon as practicable after the date hereof arid shall remain in effect until cancelled by five years notice in writing from one Company to the others but in no event, shall it be cancelled or terminated prior to December 31, 1980. Notwithstanding the effective date of such new Power Pool Agreement, it is understood and agreed that the purchase and sale by the participants of Participation Capacity and Contract Energy thereby provided shall not commence until January 1, 1970.

Section 1.03. Agreement Not Superseded. Notwithstanding the general provisions of such new Power Pool Agreement, there shall remain in effect and shall not be superseded thereby the agreement which is hereby confirmed, for the purchase (indicated by parentheses below) and the sale among the three Companies of megawatts of capacity for the respective calendar years, as follows:

Years	Power Company	Service Company	Electric Company
1970	10	(1)	(9)
1971	10	(1)	(9)
1972	14	(3)	(11)
1973	40	(15)	(25)
1974	27	(9)	(18)
1975	27	(9)	(18)
1976	(12)	19	(7)
1977	(12)	19	(7)
1978	(12)	19	(7)
1979	(12)	19	(7)
1980	(12)	19	(7)

all at a capacity charge of $1.67 per kilowatt per month and at a rate for energy furnished thereunder of 0.4¢ per kilowatt hour, said charge and rate being subject to change hereafter by mutual consent. The foregoing capacity purchases and sales shall not be taken into account in determining the Accredited Capacity, Accredited Demand or Capacity Responsibility of the respective Companies under such new Power Pool Agreement.

ARTICLE II

Edgewater 330 MW Unit #4 (1969)

Section 2.01. Ownership Shares. Power Company and Service Company agree to enter into a separate agreement providing for the payment for and ownership by them, as tenants in common, of the proposed new 330,000 Kilowatt Unit #4 at a location adjacent to Power Company's present Edgewater Plant at Sheboygan, Wisconsin, with undivided ownership interests in the proportions of 68.2% by Power Company and 31.8% by Service Company, and their participation in the cost of operation and maintenance and in the energy output of said Unit #4 in the same proportions.

Section 2.02. Effect on Pooling Obligations. The capacity and output of Edgewater Unit #4 shall be treated for the purposes of all power pool agreements between any or all of the Companies the same as though the ownership participations were separate plants owned by Power Company and Service Company, respectively.

Section 2.03. Construction and Operation Responsibility. Edgewater Unit #4 shall be constructed, completed and operated under the direct supervision of Power Company, and under the general policy supervision of an Operating Committee constituted as provided under Article 8 of the Interconnection Agreement dated January 5, 1966 between Power Company and Service Company, with details of administration of construction and operation otherwise upon terms substantially as provided in Article III hereof in respect to the Nuclear Plant, except as Power Company and Service Company may otherwise agree. Power Company and Service Company will use their best efforts toward the end that Edgewater Unit #4 will be completed, and commercial operations commenced, on or about December 1, 1969.

ARTICLE III

Nuclear 527 MW Plant (1972)

Section 3.01. Ownership Shares. The Companies hereby provide for the construction and operation of a nuclear energy plant (herein called the "Nuclear Plant") of approximately 527,000 KW name-plate capacity, to be located in northeastern Wisconsin, and to be owned by the Companies as tenants in common with undivided ownership interests as follows (in this Article III referred to as their respective "Ownership Shares"):

%
Wisconsin Power and Light Company	41.0
Wisconsin Public Service Corporation	41.2
Madison Gas and Electric Company	17.8

Section 3.02. Construction Committee. Construction of the Nuclear Plant shall be carried out by the Companies under the direct supervision and direction of Service Company and under the general policy supervision and direction of a Construction Committee to be established by the Companies. All of the Companies shall be represented on the Construction Committee and the voting power of the representatives of each Company shall be in proportion to the Ownership Share of such Company. The vote of the representatives of Companies having Ownership Shares aggregating more than 50% shall be controlling on any question to be determined by the Construction Committee. The Companies and their representatives on the Construction Committee shall use their best efforts toward the end that the Nuclear Plant will be completed, and commercial operation commenced, on or about June 1, 1972.

Section 3.03. Scope of Plant. The Nuclear Plant to be so owned in common shall consist of the site and all property of the character of electric plant, as defined in the Uniform System of Accounts referred to in Section 3.07 hereof, which shall be included in the general or detailed Nuclear Plant and site plans approved from time to time by the Construction Committee, and shall include the substation facilities (up to and including the 345 KV bus) required to tie the Nuclear Plant to the 345 KV transmission system referred to in Article IV. The present estimate of the completed cost of the Nuclear Plant (exclusive of nuclear fuel and interest during construction) is $72,300,000.

Section 3.04. Initial Major Contracts. Service Company is hereby authorized and directed, in the name of and as agent for Power Company and Electric Company and also in its own behalf (all in the same percentages of interest as their respective Ownership Shares), forthwith to enter a firm contractual commitment (subject to regulatory approvals) with Westinghouse Electric Corporation in accordance with its proposal dated October 21, 1966 as modified by its letter dated December 7, 1966, covering the nuclear steam supply and turbine generator.

Section 3.05. Other Contracts. The Companies shall, with reasonable expedition, enter into or authorize the entry on their behalf into other contracts (which may be purchase order contracts) providing for (a) the purchase of materials, equipment and service for, and construction of, the Nuclear Plant and (b) insurance to insure all work under construction against risks usually insured against for such work. Each initial or other contract shall provide, among other things, that the performance of the contract shall be for the account of, and the charges therefor shall be billed to, and paid by the Companies in proportion to their respective Ownership Shares and that the invoices for such billing (Contractor's Invoice or Invoices) shall be submitted in the names of the Companies, in the care of Service Company. For their convenience the Companies may authorize Service Company or an individual or individuals to execute and deliver on behalf of the Companies all such other contracts to be entered into pursuant to this Section.

Section 3.06. Books and Records. Books of account and records containing details of the items of cost applicable to the construction of the Nuclear Plant and to its operation and maintenance shall be kept by the Operating Company referred to in Section 3.10 and shall be open to examination at any time by the other Companies or their representatives. The Operating Company shall furnish the Companies with summaries or counterparts of such books of account and records as may be necessary to satisfy all applicable regulatory requirements.

Section 3.07. Expenditures. All expenditures in respect of the Nuclear Plant shall be accounted for in accordance with the Uniform System of Accounts prescribed by the Federal Power Commission for Public Utilities and Licensees (Class A and B Electric Utilities).

All expenditures (including, but not limited to, expenditures for administration, labor, special training costs, payroll taxes, employee benefits, maintenance, materials, research and development, supplies and services), for the licensing, construction, operation and maintenance of the Nuclear Plant and for renewals, replacements, additions and retirements in respect thereof shall be shared by the Companies in proportion to their Ownership Shares. Expenditures of Service Company incurred prior to or after the date of this Agreement in connection with preliminary planning for the Nuclear Plant shall be treated as expenditures on behalf of all of the Companies and the other Companies shall reimburse Service Company for their respective ownership proportions of the cost thereof.

Interest charges on borrowed funds, income taxes, and property, business and occupation and like taxes, of each Company shall be borne entirely by such Company; and such items, as well as depreciation, amortization, and interest charged to construction, shall not be deemed expenditures for purposes of this Section.

Section 3.08. Funds. Whenever and so long as the Operating Company or a majority of the Companies may so demand, the Companies shall maintain a joint account or accounts (collectively, the "Joint Account") in a bank or banks approved by the Operating Company, the title of which Joint Account shall be in the respective Companies in proportion to their Ownership Shares. While so maintained and unless otherwise agreed by the Companies, all construction and capital expenditures, and all other expenditures referred to in the second paragraph of Section 3.07, shall be paid out of the Joint Account.

From time to time the Operating Company may request the Companies to advance such amount as is then needed for cash working capital for the plant project. Within ten days thereafter, or from time to time as specified in such request, the Companies, pro rata according to their respective Ownership Shares, shall deposit the amount specified in such request. Such deposit shall be made in the Joint Account, if such account is being maintained at the time for such purpose; otherwise, such deposit shall be made to the credit of the Operating Company in a bank designated by it.

As promptly as practicable after the end of each month the Operating Company shall send to each of the Companies a statement in reasonable detail of all expenditures for such month and the amount of each Company's share thereof.

The Operating Company shall cause to be drawn and to be delivered on behalf of the Companies, from funds so provided, checks or drafts in payment of expenditures. Funds so provided shall be disbursed in accordance with sound accounting and disbursement procedures. All persons authorized to handle or disburse funds from the Joint Account shall be bonded in favor of the Companies as their respective interests may appear, for such amounts as the Construction Committee may determine. The Operating Company accepts sole responsibility for the handling or disbursement of funds deposited to its credit.

Section 3.09. Default. During any period that a Company is in default in whole or in part in performing any of its obligations under this Article III, such Company shall be obligated to pay any damages to the non-defaulting companies resulting from the default, and in case of a default in making any payment then required under this Article III, (a) such Company shall be entitled to no energy from the Nuclear Plant during such period and (b) the non-defaulting Companies shall be entitled to all of the energy from the Nuclear Plant in proportion to their Ownership Shares. No such default shall affect any Company's ownership interest, or any Company's obligations under Sections 3.07 and 3.08.

Section 3.10. Operation and Maintenance. The Companies shall establish an Operating Committee for the purpose of establishing general policies for the operation and maintenance of the Nuclear Plant. All of the Companies shall be represented on the Operating Committee and the voting power of the representatives of each Company shall be in proportion to the Ownership Share of such Company. The vote of the representatives of Companies having Ownership Shares aggregating more than 50% shall be controlling on any question to be determined by the Operating Committee. The Operating Committee shall meet at the call of any member.

The Nuclear Plant will be directly operated and maintained by the "Operating Company" in accordance with good utility operating practices and the general policies to be established by the Operating Committee. Until otherwise agreed by all of the Companies, Service Company shall be the Operating Company, and the Atomic Energy Commission licensee. It shall operate and maintain the Nuclear Plant in the same manner as if it were one of its own generating stations, utilizing its own employees and supervisory personnel as required in the performance of this Agreement, and any independent technical advisors which it may select, and otherwise acting in all respects as though it were an independent contractor engaged by the Companies to be responsible for the result to be attained, i.e. generation of power and energy at the Nuclear Plant, as economically as possible, and delivery thereof to the connected 345 KV transmission system for transmission to the Companies, the Operating Company having sole responsibility for the specific manner of attaining that result. During operation conditions which the Operating Company in its sole judgment deems abnormal, the Operating Company shall take such action as it deems appropriate to safeguard equipment and to maintain service of the Nuclear Plant.

In hiring additional employees for work at the Nuclear Plant, the Operating Company will give reasonable preference to qualified employees of the other two Companies who express their desire to work at the Nuclear Plant and have the consent of their respective Companies to make an application.

Section 3.11. Renewals, Replacements, Additions and Retirements. Renewals and replacements necessary for the operation of the Nuclear Plant shall be made as required by good utility operating practice. Renewals, replacements, additions, and retirements (and related dispositions and sales) shall be affected by the Operating Company subject to the general policies established by the Operating Committee. Retirements, sales and other dispositions of the Nuclear Plant property shall be affected only in a manner consistent with the Companies' respective mortgage indentures, if any.

Section 3.12. Title to Property. Title to all property, whether real, personal or mixed and whether tangible or intangible and including without limitation property acquired for use or consumption in connection with its construction, operation or maintenance, and all options or contract rights for the acquisition of real property as the proposed site or as alternate sites for the Nuclear Plant, now owned or hereafter acquired or constructed for the purposes of the Nuclear Plant, whether held at any time or from time to time in the name or names of one or more of the Companies or of any nominee, agent or contractor of any one or more of the Companies, shall at all times be in the Companies as tenants in common with undivided interests in proportion to their Ownership Shares. Construction, acquisitions and purchases shall be made in such manner that title shall vest in accordance with the foregoing. All titles and interests of the Companies as such tenants in common shall be subject from inception to the provisions of Article VI hereof. Any alternative property acquired but not necessary for the Nuclear Plant shall be disposed of in accordance with the direction by the Construction Committee.

Section 3.13. Mutual Confirmation of Title. In order further to confirm and establish their intended ownership in accordance with their respective Ownership Shares, each of the Companies hereby sells, assigns and transfers to the other Companies, as tenants in common, all legal, equitable or other interest in any property referred to in Section 3.12 whether now owned or hereafter acquired, which it may at any time have in excess of its respective Ownership Share, in each case in such proportions to each other Company so that the entire interest of the Companies in such property shall be owned in the manner and in the respective Ownership Shares herein provided.

Each of the Companies agrees that from time to time, upon request by either of the other Companies, it will execute and deliver such further documents or instruments of transfer or confirmation of titles as may in the opinion of counsel for the requesting Company be necessary or advisable to legally effectuate and carry out the intent and purpose of this Agreement.

Section 3014. Power and Energy. Subject to Sections 3.09 and 3.10, each Company shall at all times have full ownership of and available to it at the Nuclear Plant the portion of the generating capability of the Nuclear Plant and the energy associated therewith, corresponding to its Ownership Share. Each Company shall keep the Operating Company informed as to the amount of power it requires to be generated for it. Subject to its capability, operating conditions and necessary or unavoidable outages, the Nuclear Plant shall be operated so as to produce a minimum output equal to the sum of the power requirements of the Companies therefrom.

ARTICLE IV

345 KV Transmission Line

Section 4.01. Initial Line Route. In order to carry out the coordination and most effective use of power supplies in accordance with the Power Pool Agreements referred to in Section 1.01, and in order to make available to their respective service areas or to other purchasers their respective shares of the output of Edgewater Unit #4, the Nuclear Plant and the 1976 Unit, the Companies agree severally to construct and place in operation, not later than the date of completion of the Nuclear Plant, a 345 KV transmission line, commencing at the Nuclear Plant and extending to the vicinity of Madison via Green Bay, North Appleton substation, Fond du Lac and the 1976 Unit location.

Section 4002. Line Ownership. Ownership of the 345 KV transmission line shall not be in tenancy in common but shall be several and individual by segments as follows:

Owner	Terminal Points
Wisconsin Public Service Corporation	Nuclear Plant* - Green Bay - North Appleton - Oshkosh
Wisconsin Power and Light Company	Oshkosh - Fond du Lac**
Madison Gas and Electric Company	Fond du Lac - 1976 Unit location - Madison

*Service Company will also provide and own a connecting 345 KV line from the Nuclear Plant to the Point Beach plant of the Wisconsin Electric Power Company system.

**Power Company will also provide and own a connecting 345 KV line from the Edgewater Plant at Sheboygan to Fond du Lac.

The foregoing division of ownership is based on the assumption that the 1976 Unit will be located in the Prairie du Sac area. In the event the 1976 Unit shall be at a location other than the Prairie du Sac area, and thus reduce the mileage of line for which Electric Company would otherwise be obligated above, Electric Company shall provide a mileage of line equivalent to such reduction at a location which will reduce the obligations of Power Company under this Agreement.

Each of the Companies shall severally provide and own all necessary substation, switching and metering equipment at terminal points located on the portion of the line which it owns, except as otherwise agreed with another Company or Companies or another interconnecting company.

Section 4.03. Line Construction. Each Company agrees severally to procure in its own name all necessary right of way for, and itself to construct, operate and maintain the portion of the 345 KV transmission line which it is to own. The Companies shall jointly plan and design the line prior to the commencement of construction in order to assure adequacy and compatibility of each portion thereof to perform its intended purpose at completion and for a reasonable period in the future.

Section 4.04. Line Operation. Each Company shall operate on an interconnected and coordinated basis the part of the 345 KV transmission line owned by it and, in the event of any interruption thereon which has not been scheduled by agreement of all of the Companies, shall use its best efforts to remove the cause of such interruption as soon as practicable and to restore its portion of the line to normal operating condition. Each Company agrees that the respective segments of the 345 KV transmission lines which it agrees to provide and own under this Article IV shall at all times during the term of this Agreement be held available by it for transmission without charge of the respective shares of the output of the Edgewater #4 Unit, the Nuclear Plant and the 1976 Unit to which the respective Companies are entitled, and that any transfer of its interest therein shall be made only upon conditions which shall effectively bind the transferee to the obligations of this Section 4.04.

Section 4.05. 1974 Line Extension. Electric Company shall own, construct, operate and maintain an extension from Madison to Rockdale (approximately 25 miles) of the initial 345 KV transmission line, such extension to be completed and placed in operation on or about July 1, 1974, upon the same terms herein provided as to the initial 345 KV transmission line.

Section 4.06. 1976 Line Extension. Power Company shall own, construct, operate and maintain an extension from Rockdale to interconnect with the 345 KV systems of other companies near the Wisconsin-Illinois border (approximately 33 miles) of the extended 345 KV transmission line, such extension to be completed and placed in operation on or about July 1, 1976, upon the same terms herein provided as to the initial 345 KV transmission line. In the event such extension shall not be built, Power Company will provide equivalent construction for such other interconnection as the Companies may agree.

ARTICLE V

1976 Unit

Section 5.01. Identification of 1976 Unit. The Companies through their Operating Committee to be constituted under the new Power Pool Agreement referred to in Section 1. 01, shall jointly plan the general characteristics of a major generating plant or unit (herein called the "1976 Unit") to be located at a mutually agreed site in southern Wisconsin on property now owned by Power Company, to be completed and placed in full operation sometime in 1976 and of a capacity consistent with the estimated combined capacity requirements of the Companies at completion and for a reasonable period thereafter, taking into account economic factors and the availability to the Companies of alternate sources of capacity.

Section 5.02. Ownership. The 1976 Unit, including the site and the substation facilities required to tie the plant or unit to the 345 KV bus, shall be owned by the Companies as tenants in common with undivided ownership interests which, unless otherwise mutually agreed by all of the Companies, shall be for each Company a percentage amount which is in the same ratio as its respective maximum "Accredited Demand" (as such term is defined in the existing Power Pool Agreement dated December 29, 1960, supplemented as referred to in Section 1. 01 hereof) for the calendar year preceding the date of entry of contract or purchase order for the first major component of the 1976 Unit bears to the sum of the maximum Accredited Demands of the Companies for such year. Such maximum Accredited Demands need not be coincidental. Participation in the capitalized costs of site, construction, operation and maintenance, and in the energy output of the 1976 Unit shall be in the same proportions as ownership.

Section 5.03. Construction and Operation. When the general characteristics and ownership percentages of the 1976 Unit have been established, the Companies will enter into a separate agreement for the construction and operation thereof under the general policy supervision of committees of the Companies and under the direct supervision of Power Company as the Operating Company therefor, but otherwise upon terms substantially as provided in Article III hereof with respect to the Nuclear Plant.

Section 5.04. Fixing Location of 1976 Unit. The Operating Committee will use its best efforts to establish the location of the 1976 Unit at the earliest possible date, and at all events not later than December 31, 1968, in order that transmission line and related construction planning by Electric Company may be properly coordinated.

ARTICLE VI

Transferability of Interests

Section 6.01. Policy. The relation of tenants in common in the construction, maintenance and operation of the Edgewater 330 MW Unit #4, the Nuclear Plant and the 1976 Unit (all of which Plant and Units are referred to in this Article VI as "Subject Properties"), as provided by this Agreement, and the agreements herein for the operation and maintenance thereof by selected Companies, are each undertaken in mutual trust and confidence in the financial responsibility, engineering and operating competence, efficiency and common objectives of the Companies. Since the effects of transfers of the interests of any of the Companies upon the rights and interests of the other Companies over the long term of this Agreement cannot be determined at this time, it must be presumed that such effects might be adverse. Therefore, each of the Companies, for the protection of itself and of each of the other Companies, agrees that its interests in this Agreement and its titles to and interests in all Subject Properties shall at all times during the term of this Agreement be subject to the provisions of this Article VI.

Section 6.02. Restrictions on Transfer - General. Each Company agrees that, during the term of this Agreement and except as specifically permitted under Sections 6.03 and 6.04, neither its interest in this Agreement nor its interest in any of the Subject Properties shall be assigned, transferred or otherwise disposed of or permitted or required to be partitioned, or shall be permitted to be subject to any lien or encumbrance of any character, without the written consent of the other Companies.

Section 6.03. Restrictions on Transfer - Exceptions. The provisions of Section 6.02 shall not restrict (a) dispositions and sales incident to renewals or replacements, or (b) the right of any Company to subject its own interest to the lien of any mortgage upon all or substantially all of its physical electric utility property, or (c) the right of any purchaser on foreclosure of any such mortgage to acquire any interest subject to any such mortgage, or (d) the right of any Company to transfer voluntarily its interest as an incident to any sale, merger or other transfer of all or a substantial part of its electric facilities as an operating entirety, if the transferee assumes the obligations of the transferor under this Agreement and has the ability and adequate financial responsibility to carry out such obligations. The exceptions in the foregoing clauses (b), (c) and (d) shall not be deemed to allow any of the Companies to grant, extend, transfer or permit to any mortgagee, purchaser on foreclosure or other transferee of its interest in any of the Subject Properties, any right to partition or to require partitioning of the Subject Properties.

Section 6.04. Paramount Right of Purchase. All titles to Subject Properties shall be held subject to the right of purchase provided in this Section in favor of the other Companies, which shall be paramount to the rights of any person (other than one or more of the Companies) who shall succeed to the interests of any of the Companies. If, at any time during the term of this Agreement, any purchaser upon foreclosure or upon partition, or any receiver or liquidator, or any trustee or assignee in bankruptcy, or any other transferee by operation of law or other wise of the interest of any Company in any of the Subject Properties or any successor or transferee of any thereof, shall be finally upheld in any claim of ownership of any of the Subject Properties (herein referred to as "Incident Creating Right of Purchase"), the other Companies shall have the right (but not the obligation) to elect to purchase (in proportion to the respective Ownership Shares of such other Companies, if more than one shall desire to purchase) the entire interest in the Subject Properties of or derived from such Company, at a purchase price equal to the depreciated book value thereof, as determined under the Uniform System of Accounts mentioned in Section 3.07 hereof. Notice of such election to purchase shall be served upon the holder of such interest within six (6) months after the Incident Creating Right of Purchase, and the purchase shall then be consummated within one (1) year-after service of such notice. If the Public Service Commission of Wisconsin, or any other regulatory agency having jurisdiction to approve or disapprove the purchase price shall decline to approve such purchase price and shall determine that a different price would be fair and reasonable, the other Companies shall have a like right, for a period of six (6) months after such determination becomes final, to elect to purchase at the different price so determined.

Section 6.05. Consent as Necessary for Bonding. Each of the Companies hereby consents that the restrictions of this Article VI on transfer and on any right of partition, and any other restriction, term or condition of this Agreement, shall be and hereby is waived and shall be inapplicable to the extent (but only to the extent) that it shall be finally determined, by a court of competent jurisdiction in an action or proceeding to which all of the Companies and their respective mortgagees are parties, that such restriction, term or condition would disqualify the interest of one or more of the Companies in Subject Properties from eligibility as the basis for the issuance of additional bonds under their respective mortgage indentures as in effect at the date of this Agreement.

ARTICLE VII

Section 7.01. Waivers. Any waiver at any time by any Company of its rights with respect to a default under this Agreement, or with respect to any other matter arising in connection with this Agreement, shall not be deemed a waiver with respect to any subsequent default or matter. Any delay, short of the statutory period of limitation, in asserting or enforcing any right under this Agreement, shall not be deemed a waiver of such right.

ARTICLE VIII

Section 8.01. Arbitration. It is mutually agreed between the Companies that all disputes arising out of the performance of this Agreement which cannot be mutually adjusted or otherwise determined by vote as herein provided, shall be referred promptly to a committee of arbitrators, consisting of one selected by each of the Companies which is a party to such dispute, and one or two additional arbitrators chosen by those thus selected (so that the committee shall not have an even number of members), and the decision of the majority of said committee shall be final and conclusive and binding upon the parties to the dispute. The cost of arbitration including the compensation of the arbitrators, but not the direct expense of any Company in presenting its contentions, shall be assessed by the arbitrators against the respective parties to the dispute in proportion to the extent to which the claims of each party shall be disallowed.

ARTICLE IX

Section 9.01. Term of Agreement. This Agreement shall continue in full force and effect until December 31, 2011 and for such longer period as the Companies shall by mutual agreement continue to operate either the Nuclear Plant or the 1976 Unit. Termination of this Agreement shall not terminate the provisions of Article VIII.

ARTICLE X

Section 10.01. Amendment. This Agreement may be amended from time to time or cancelled at any time, by an instrument or instruments in writing signed by all of the Companies (or their successors or assigns).

ARTICLE XI

Section 11.01. Successors and Assigns. This Agreement shall inure to the benefit of and bind the successors and assigns of the parties hereto, but it may be assigned in whole or in part only consistently with the provisions of Article VI hereof.

ARTICLE XII

Section 12.01. Paramount Authority. This Agreement and all of its provisions shall be subject to the paramount authority of the Public Service Commission of Wisconsin and of any other governmental authority having jurisdiction of the Companies or of the subject matter.

ARTICLE XIII

Notices and Communications

Section 13.01. Representatives. Each Company, by written notice signed by an executive officer delivered to each other Company, shall designate one representative and an alternate to receive notices and communications from another Company or Companies with respect to the subject matter of this Agreement and to deliver to the others, on behalf of such Company, notices, communications, decisions and approvals concerning the subject matter of this Agreement. The manner of making any decision by any Company or giving any approval by any Company shall be determined by such Company for itself but any communication received by any Company from a person designated by another Company pursuant to the preceding sentence (unless such designation shall have been previously revoked as provided in Section 13.02) may be conclusively relied upon by the recipient as having been authorized by said other Company.

Section 13.02. Change of Representatives. Any designation by a Company pursuant to Section 13.01 may be revoked by such Company by designating a substitute representative or alternate by a written notice signed by an executive officer and delivered to each of the other Companies.

IN WITNESS WHEREOF each of the parties has caused this Agreement to be duly executed.

WISCONSIN POWER AND LIGHT COMPANY

By /s/ Carl Forsberg

Chairman of the Board and Chief Executive Officer

Attest: /s/Donald Stokley

Secretary

WICONSIN PUBLIC SERVICE COPORATION

By /s/ Lee G. Roemer

President

Attest: C. R. Truss

Secretary

MADISON GAS AND ELECTRIC COMPANY

By Frederick Mackie

President

Attest: Beverly Duncan

Secretary

MUTUAL ASSIGNMENT OF OPTIONS,

CONTRACT RIGHTS AND

OTHER PROPERTIES

(1972 Nuclear Plant Project)

WISCONSIN POWER AND LIGHT COMPANY, WISCONSIN PUBLIC SERVICE CORPORATION and MADISON GAS AND ELECTRIC COMPANY each of which is a Wisconsin corporation and a party to the Joint Power Supply Agreement dated February 2, 1967 between them, providing among other things for the acquisition, construction and operation of the Nuclear Plant referred to in Section 3.01 of said Agreement, for the purpose of effectuating the intent and purpose of said Agreement, do each acknowledge, declare and agree as follows:

1.

All properties, whether real, personal, or mixed and whether tangible or intangible (including all options or contract rights for the acquisition of real property as the pro posed site or as alternate sites for said Nuclear Plant) now owned or hereafter acquired for the purposes of said Nuclear Plant, whether held at any time or from time to time in the name or names of one or more of the parties hereto or of any nominee, agent or contractor of any one or more of the parties hereto, shall at all times be owned by the parties hereto as tenants in common with undivided ownership interests in each of the following respective percentage shares in the whole and each and every item of such properties:

%
Wisconsin Public Service Corporation	41.2
Wisconsin Power and Light Company	41.0
Madison Gas and Electric Company	17.8

Wisconsin Public Service Corporation Wisconsin Power and Light Company Madison Gas and Electric Company

2.

In order further to confirm and establish their intended ownership in accordance with the aforesaid respective shares, each of the parties hereto hereby sells, assigns and transfers to the other parties, as tenants in common, all legal, equitable or other interest in any such property, whether now owned or hereafter acquired, which it may at any time have in excess of its respective percentage share aforesaid, in each case in such proportions to each other party so that the entire interest of the parties in such property shall be owned in the manner and in the respective shares hereinabove provided.

3.

Payment from the Joint Account provided under Section 3.08 of said Agreement, for any costs of site or other property acquisitions, whether to a party hereto or to other persons, shall conclusively establish that each and every item of property, the cost of which is so paid or reimbursed from said Joint Account, is owned and held by the respective parties as tenants in common with undivided ownership interests in the respective percentages hereinabove provided; but this provision shall not be construed as a limitation upon the provisions of paragraphs 1 or 2 hereof.

4.

Each of the parties hereto agrees that from time to time, upon request by either of the other parties, it will execute and deliver such further documents or instruments of transfer or confirmation of titles as may in the opinion of counsel for the requesting party be necessary or advisable to legally effectuate and carry out the intent and purpose of this instrument.

IN WITNESS WHEREOF each of the parties has caused this agreement to be duly executed, as of February 2, 1967.

WISCONSIN POWER AND LIGHT COMPANY

By /s/ Carl Forsberg

Chairman of the Board and Chief Executive Officer

Attest: /s/Donald Stokley

Secretary

WICONSIN PUBLIC SERVICE COPORATION

By /s/ Lee G. Roemer

President

Attest: C. R. Truss

Secretary

MADISON GAS AND ELECTRIC COMPANY

By Frederick Mackie

President

Attest: Beverly Duncan

Secretary

CONTRACT AGENCY AUTHORIZATION

(1972 Nuclear Plant Project)

WISCONSIN POWER AND LIGHT COMPANY, WISCONSIN PUBLIC SERVICE CORPORATION and MADISON GAS AND ELECTRIC COMPANY, each of which is a Wisconsin corporation and a party to the Joint Power Supply Agreement dated February 2, 1967 between them, providing among other things for the acquisition, construction and operation of the Nuclear Plant referred to in Section 3.01 of said Agreement, for the purpose of effectuating the intent and purpose of Section 3.05 of said Agreement, do each agree as follows:

1.

Wisconsin Public Service Corporation is hereby authorized, in the name of and as agent for Wisconsin Power and Light Company and in the name of and as agent for Madison Gas and Electric Company, and also in its own behalf (in each case in the percentages of their respective Ownership Shares set forth in Section 3.01 of said Joint Power Supply Agreement) to conduct negotiations for and to enter into all such contracts (which may be purchase order contracts), and after such entry to modify or cancel any such contracts, as it may deem necessary in order to carry out in efficient and timely fashion the mutual obligations of the parties in respect to (a) the acquisition, testing and preparation of the site or alternate sites for said Nuclear Plant, (b) the design and purchase of, materials, equipment and service for, and construction of, said Nuclear Plant and (c) all insurance to insure work under construction against risks usually insured against for such work.

2.

Wisconsin Public Service Corporation undertakes and agrees that all contracts made and all other actions by it as such agent will be made and done in accordance with good utility construction practices and in conformity with the determinations of general policy made by the Construction Committee constituted as provided in Section 3.02 of said Joint Power Supply Agreement. As soon as practicable after entry into any such contract, modification or cancellation which effects any significant commitment or other obligation of the parties hereto, Wisconsin Public Service Corporation shall give notice thereof to each of the other parties hereto and shall provide such copies or summaries as may be necessary for the accounting and other records of the parties.

3.

Delivery of a photocopy of this instrument to any person concerned, shall have the same effect as delivery of a signed counterpart hereof. No contractor, supplier or other person with whom Wisconsin Public Service Corporation may deal purportedly as agent hereunder shall be under any obligation to inquire into the right or authority of Wisconsin Public Service Corporation to so deal; and every such contractor, supplier or other person may conclusively assume that such dealings are authorized hereby, and that this instrument has been duly authorized by the respective parties hereto and continues in full force and effect, provided that written notice of modification or cancellation of this instrument shall not have been received by such contractor, supplier or other person from one or more of the parties hereto.

Dated this 21st day of April 1967.

WISCONSIN POWER AND LIGHT COMPANY

By /s/ Carl Forsberg

Chairman of the Board and Chief Executive Officer

Attest: /s/Donald Stokley

Secretary

WICONSIN PUBLIC SERVICE COPORATION

By /s/ Lee G. Roemer

President

Attest: C. R. Truss

Secretary

MADISON GAS AND ELECTRIC COMPANY

By Frederick Mackie

President

Attest: Beverly Duncan

Secretary

AGENCY AUTHORIZATION

WISCONSIN POWER AND LIGHT COMPANY and MADISON GAS AND ELECTRIC COMPANY, each of which is a Wisconsin corporation and a party to the Joint Power Supply Agreement dated February 2, 1967, between them and WISCONSIN PUBLIC SERVICE CORPORATION, a Wisconsin corporation, providing among other things for the licensing, acquisition, construction and operation of the Nuclear Plant referred to in Section 3.01 of said Agreement, for the purpose of effectuating the intent and purpose of Article III of said Agreement, do each agree as follows:

1. Wisconsin Public Service Corporation is hereby authorized, in the name of and as agent for Wisconsin Power and Light Company and in the name of and as agent for Madison Gas and Electric Company, and also in its own behalf (in each case in the percentages of their respective Ownership Shares set forth in Section 3.01 of said Joint Power Supply Agreement) to (a) execute and cause to be filed with the Atomic Energy Commission of the United States of America the attached Amendment to the License Application (as heretofore amended) to said Commission, captioned "In the Matter of Wisconsin Public Service Corporation," in said Commission's Docket No. 50-305, to include Wisconsin Power and Light Company and Madison Gas and Electric Company, as co-owners and co-applicants with Wisconsin Public Service Corporation, and the amendment of all references to "applicant", or to Wisconsin Public Service Corporation in its capacity as applicant, in the License Application material previously filed, so that such references shall be deemed to include all of said co-owners and co-applicants; and (b) execute and cause to be filed with said Commission any and all further amendments or supplements to said License Application; and (c) take or cause to be taken all such further actions or proceedings as may in its discretion as such agent and on its own behalf be deemed necessary or advisable in all relationships with said Commission and all other public bodies having jurisdiction, including any and all further filings with and presentations to said Commission or said other bodies in connection with the application for a construction permit and other licenses, participation in construction permit hearings, and submission of reports and other information and material to said Commission or said other bodies pursuant to the terms of the construction permit or other licenses which may be granted and the rules and regulations of said Commission or of said other bodies.

2. Said Commission and each said other body with whom Wisconsin Public Service Corporation may deal purportedly as agent hereunder shall have no obligation to inquire into the right or authority of Wisconsin Public Service Corporation to so deal; and said Commission and each said other body may conclusively assume that such dealings are authorized herby, and that this instrument has been duly authorized by the respective parties hereto and continues in full force and effect, provided that written notice of modification or cancellation of this instrument shall not have been received by said Commission or said other body from one or more of the undersigned.

Dated this ___17th___ day of April 1968.

WISCONSIN POWER AND LIGHT COMPANY

(Corporate Seal)

By ______________________

____

Attest: ______________________

____

MADISON GAS AND ELECTRIC COMPANY

(Corporate Seal)

By ______________________

President

Attest: ______________________

Secretary

STATE OF WISCONSIN  )

                                          ) SS.

DANE COUNTY               )

Personally came before me this ___5th___ day of April A. D. 1968, ______________________, to me known to be the _________________President, and DONALD L. STOKLEY, to me known to be the __________________ Secretary of the above-named WISCONSIN POWER AND LIGHT COMPANY, the corporation described in and which executed the foregoing instrument, and to me known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, and acknowledged the same, and acknowledged that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and behalf of said corporation by authority of its Board of Directors and said _________________ and DONALD L STOKLEY then and there acknowledged said instrument to be the free act and deed of said corporation by each of them voluntarily executed.

Given under my hand and notarial seal this _5th_ day of April, A. D. 1968.

My commission expires ___________________.

(Notarial Seal)

STATE OF WISCONSIN  )

                                          ) SS.

DANE COUNTY                )

Personally came before me this __17th__ day of April A. D. 1968, ______________________, to me known to be the _________________President, and Iver G. Amundsen, to me known to be the __________________ Secretary of the above-named WISCONSIN GAS AND ELECTRIC COMPANY, the corporation described in and which executed the foregoing instrument, and to me known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, and acknowledged the same, and acknowledged that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and behalf of said corporation by authority of its Board of Directors and said Frederick D. Mackie and Iver G. Amundsen then and there acknowledged said instrument to be the free act and deed of said corporation by each of them voluntarily executed.

Given under my hand and notarial seal this 17th day of April, A. D. 1968.

My commission ~~expires~~ __is permanent____.

(Notarial Seal)

WISCONSIN PUBLIC SERVICE CORPORATION

1029 North Marshall Street

Milwaukee, Wisconsin 53201

April 2, 1968

Wisconsin Power and Light Company

122 West Washington Avenue

Madison, Wisconsin 53701

and

Madison Gas and Electric Company

100 North Fairchild Street

Madison, Wisconsin 53701

Gentlemen:

This refers to the Agency Authorization granted to us April 17, 1968, in order that we may effectively carry out on behalf of all of us, as co-owners and co-applicants, the required proceedings before the Atomic Energy Commission and any other regulatory or investigative bodies, in connection with the Kewaunee Nuclear Plant. In consideration of your granting this authorization, we undertake to act in your behalf in accordance with good utility practice and with the same degree of diligence to your interests which we apply to our own interests.

We further agree to consult with you before making any decisions or commitments involving substantial policy, plant design, safety, and financial matters, to the extent permitted by the time requirements of the regulatory agencies. We further agree to keep you fully and promptly informed with respect to any such decisions which we may be required to make unilaterally to meet the time requirements of the regulatory agencies. We further acknowledge our continuing obligation to be governed by the general policy supervision and direction of the Construction Committee.

Wisconsin Power and Light Company
Madison Gas and Electric Company

April 2, 1968

You on your part acknowledge that the exigencies of our time schedules and the necessities of definitive decisions in the course of consultations with the Atomic Energy Commission or other agencies may on occasion necessitate decisions or actions by us, acting for all of the co-owners, without opportunity for detailed advance report to or consultation with you, and that in all such instances each of you must necessarily be bound thereby in proportion to your respective ownership interests, the same as we are bound.

Yours very truly,

President

LGRoemer lr

Accepted:

THE BASIC GENERATING AGREEMENT

UNIT 4

EDGEWATER GENERATING STATION

Dated June 5, 1967

Between

WISCONSIN POWER AND LIGHT COMPANY

and

WISCONSIN PUBLIC SERVICE CORPORATION

THE BASIC GENERATING AGREEMENT

Unit 4

Edgewater Generating Station

THIS AGREEMENT is made and entered into this 5th day of June 1967, by and between Wisconsin Power and Light Company, a Wisconsin corporation (hereinafter called "Power Company"), and Wisconsin Public Service Corporation, a Wisconsin corporation (hereinafter called "Service Company",) the parties collectively being hereinafter called the "Companies", and sets forth the parties' basic agreement respecting the ownership, construction and use of a steam electric generating unit, the name plate reading of which will be 330,000 KW, and related property at the Edgewater Generating Station in Sheboygan, Wisconsin.

ARTICLE I

Definitions

Section 1.01. Unit 4. Unit 4 means that land, which so far as presently determined, is described in attached Exhibit A and all of the equipment, facilities and structures making up and housing the 330,000 KW generating unit to be located thereon, together with all related facilities at the Edgewater Generating Station to be constructed and used exclusively for said unit and excludes the Existing Common Facilities and the Unit 4 Common Facilities described in Sections 1.02 and 1.03 below.

Section 1.02. Existing Common Facilities. Existing Common Facilities means certain facilities existing January 1, 1966 at the Edgewater Station (which term includes land, equipment and structures), together with all renewals or replacements thereof or other facilities substituted for such existing facilities unless the Companies shall hereafter agree to their classification as Unit 4 Common Facilities, which are to be used in relation to both Unit 4 and any one or combination of Units 1, 2 and 3 at the Edgewater Generating Station. These Existing Common Facilities will be described and listed by mutual agreement of the Unit 4 Construction Committee as of the date of commercial operation.

Section 1.03. Unit 4 Common Facilities. Unit 4 Common Facilities means certain facilities (which term includes land, equipment and structures) acquired or constructed after January 1, 1966 at or near the Edgewater Generating Station (except that mobile coal transportation equipment shall be included, wherever located) and used in relation to both Unit 4 and any one or combination of Units 1, 2 and 3 at the Edgewater Generating Station up to and including that part of the 345 KV bus designated by the Unit 4 Construction Committee. The Unit 4 Common Facilities will be described and listed by mutual agreement of the Unit 4 Construction Committee prior to the date when the same are placed in service and thereafter as necessary.

ARTICLE II

Property Interests and Easements

Section 2.01. Interests in Unit 4. All properties as defined under Section 1.01, whether real, personal or mixed and whether tangible or intangible (including all options or contract rights for the acquisition of real property as the site for said Unit 4) now owned or hereafter acquired for the purposes of said Unit 4, whether held at any time or from time to time in the name or names of one or both of the Companies or of any nominee, agent or contractor of one or both of the Companies, shall at all times be owned by the Companies as tenants in common with undivided ownership interests in each of the following respective percentage shares in the whole and each and every item of such properties:

Percentage
Wisconsin Public Service Corporation	31.8
Wisconsin Power and Light Company	68.2

Section 2.02. Interest in Existing Common Facilities. All properties as defined in Section 1.02 shall be owned by "Power Company." "Power Company" agrees that during the term of this Agreement the same shall be maintained, renewed and operated in accordance with good utility practices so as to be adequate for the use and service of Unit 4 and of the Unit 4 Common Facilities as well as any other facilities served thereby, and so that Unit 4 and the Unit 4 Common Facilities may be operated and the share of "Service Company" in the output of Unit 4 made available to it; and that any transfer of the interest of "Power Company" in the Existing Common Facilities shall be made only upon conditions which shall effectively bind the transferee to the obligations of "Power Company" under this sentence. "Service Company" agrees to pay "Power Company" monthly facilities charges to cover its proportionate share of the maintenance, operating and overhead costs and carrying charges including depreciation, a reasonable return, related income taxes and other taxes allocable to the Existing Common Facilities. The methods of allocation and of determining "Service Company's" proportionate share will be determined by mutual agreement of the Unit 4 Construction Committee as of the date of commercial operation and will be subject to review and change, if warranted, annually thereafter.

Section 2.03. Interests in Unit 4 Common Facilities. All properties as defined in Section 1.03, whether real, personal or mixed and whether tangible or intangible (including all options or contract rights for the acquisition of real property as the site for said Unit 4 Common Facilities) now owned or hereafter acquired for the purposes of said Unit 4 Common Facilities, whether held at any time or from time to time in the name or names of one or both of the Companies or of any nominee, agent or contractor of one or both of the Companies, shall at all times be owned by the Companies as tenants in common with undivided ownership interests in the respective percentage shares in the whole and each and every item of such properties determined as follows:

a)

Until the redetermination and settlement under subsection (b) of this Section, the respective percentage shares of ownership of the various items and classes of-Unit 4 Common Facilities shall be as determined by Unit 4 Construction Committee.

b)

Prior to the date when any Unit 4 Common Facilities are placed in service, the identity of such Unit 4 Common Facilities and the respective percentage shares of ownership thereof shall be re-determined by mutual agreement of the Unit 4 Construction Committee so as to reflect the relative anticipated use of facilities by the respective Companies as of the date of commercial operation. Generally, to the extent that Unit 4 Common Facilities are to be used in part in connection with operation of Unit 4, only that part of their ownership shall be shared by the Companies in proportion to their ownership shares in Unit 4, and all other interest therein shall be vested in "Power Company." Ownership shall thereupon be adjusted by mutual transfer of interests to accord with such redetermination, and settlement for interests then transferred shall be made by cash payment by the transferee for the value thereof taken at the transferor's original cost thereof at the date of purchase as determined under the Uniform System of Accounts mentioned in Section 3.07 hereof.

After redetermination and settlement as provided in the foregoing subsection (b), the ownership of Unit 4 Common Facilities shall remain fixed.

Section 2.04. Mutual Assignment of Interests. In order further to confirm and establish their intended ownership in accordance with the respective ownership shares as provided in Sections 2.01 and 2.03, each of the Companies hereby sells, assigns, and transfers to the other party, as tenant in common, all legal, equitable or other interest in any such property, whether now owned or hereafter acquired, which it may at any time have in excess of its respective percentage shares determined as herein provided, in each case in such proportion to the other party so that the entire interest of the Companies in such property shall be owned in the manner and in the respective shares hereinabove provided.

Section 2.05. Instruments. Each of the Companies agrees that from time to time, upon request by the other party, it will execute and deliver such further documents or instruments of transfer or confirmation of titles as may in the opinion of counsel for the requesting party be necessary or advisable to legally effectuate and carry out the intent and purpose of this instrument.

Section 2.06. Easements. "Power Company" will transfer to "Service Company" easements for such use of the Edgewater Generating Station real estate and the facilities located thereon, as are necessary in respect of their undivided interests to enable construction and operation of Unit 4.

Section 2.07. Releases. Either prior to, or shortly after each of the conveyances provided for in Sections 2.03, 2.05 and 2.06 above, the transferor shall obtain the release of the undivided interests and easements to be conveyed, or conveyed, as the case may be from any liens created by, through or under the transferor (in such manner that the trustee under the transferor's first mortgage shall be bound by the transferor's covenants respecting such interests and easements as set forth in Sections 2.03, 2.05 and 2.06 above).

Section 2.08. Transferability of Interests.

(a) Policy. The relation of tenants in common in the construction, maintenance and operation of Unit 4 and Unit 4 Common Facilities (referred to in this Section 2.08 as "Subject Properties'') as provided by this Agreement, and the agreements herein for the operation and maintenance thereof by "Power Company", are each undertaken in mutual trust and confidence in the financial responsibility, engineering and operating competence, efficiency and common objectives of the Companies. Since the effects of transfers of the interests of one party upon the rights and interests of the other party over the long term of this Agreement cannot be determined at this time, it must be presumed that such effects might be adverse. Therefore, each party, for the protection of itself and of the other party, agrees that its interests in this Agreement and its titles to and interests in all Subject Properties shall at all times during the term of this Agreement be subject to the provisions of this Section 2.08.

(b) Restrictions on Transfer - General. Each party agrees that, during the term of this Agreement and except as specifically permitted under subsections (c) and (d) of this Section 2.08, neither its interest in this Agreement nor its interest in any of the Subject Properties shall be assigned, transferred or otherwise disposed of or permitted or required to be partitioned, or shall be permitted to be subject to any lien or encumbrance of any character, without the written consent of the other party.

(c) Restrictions on Transfer - Exceptions. The provisions of subsection (b) of this Section 2.08 shall not restrict (i) dispositions and sales incident to renewals or replacements, or (ii) the right of either party to subject its own interest to the lien of any mortgage upon all or substantially all of its physical electric utility property, or (iii) the right of any purchaser on foreclosure of any such mortgage to acquire any interest subject to any such mortgage, or (iv) the right of either party to transfer voluntarily its interest as an incident to any sale, merger or other transfer of all or a substantial part of its electric facilities as an operating entirety, if the transferee assumes the obligations of the transferor under this Agreement and has the ability and adequate financial responsibility to carry out such obligations.

The exceptions in the foregoing clauses (ii), (iii) and (iv) shall not be deemed to allow either of the parties to grant, extend, transfer or permit to any mortgagee, purchaser on foreclosure or other transferee of its interest in any of the Subject Properties, any right to partition or to require partitioning of the Subject Properties.

(d) Paramount Right of Purchase. All titles to Subject Properties shall be held subject to the right of purchase provided in this subsection (d) in favor of the other party, which shall be paramount to the rights of any person who shall succeed to the interests of either party. If, at any time during the term of this Agreement, any purchaser upon foreclosure or upon partition, or any receiver or liquidator, or any trustee or assignee in bankruptcy, or any other transferee by operation of law or otherwise of the interest of either party in any of the Subject Properties, or any successor or transferee of any thereof, shall be finally upheld in any claim of ownership of any of the Subject Properties (herein referred to as "Incident Creating Right of Purchase"), the other party shall have the right (but not the obligation) to elect to purchase the entire interest in the Subject Properties of or derived from the first party, at a purchase price equal to the original cost thereof at the date of purchase as determined under the Uniform System of Accounts mentioned in Section 3.07 hereof, from which shall be deducted accumulated depreciation as booked and to which shall be added an amount necessary to save the seller harmless from additional taxes due to taxable gains. Notice of such election to purchase shall be served upon the holder of such interest within six (6) months after the Incident Creating Right of Purchase, and the purchase shall then be consummated within one (1) year after service of such notice. If the Public Service Commission of Wisconsin, or any other regulatory agency having jurisdiction to approve or disapprove the purchase price shall decline to approve such purchase price and shall determine that a different price would be fair and reasonable, the purchasing party shall have a like right, for a period of six (6) months after such determination becomes final, to elect to purchase at the different price so determined.

(e) Consent as Necessary for Bonding. Each of the Companies hereby consents that the restrictions of this Section 2.08 on transfer and on any right of partition, and any other restriction, term or condition of this Agreement, shall be and hereby is waived and shall be inapplicable to the extent (but only to the extent) that it shall be finally determined, by a court of competent jurisdiction in an action or proceeding to which the Companies and their respective mortgagees are parties, that such restriction, term or condition would disqualify the interest of either party in Subject Properties from eligibility as the basis for the issuance of additional bonds under their respective mortgage indentures as in effect at the date of this Agreement.

Section 2.09. Title. Prior to the conveyances provided for in Sections 2.03, 2.05 and 2.06, the transferor shall furnish the transferee with satisfactory evidence of title to the property to be conveyed.

Section 2.10. Future Easements. In the event either of the parties requires further easements in order to accomplish the purposes of this agreement, each party agrees to obtain and convey the same.

ARTICLE III

Construction, Operation and Maintenance

Section 3.01. Construction Committee. Construction of Unit 4 and Unit 4 Common Facilities shall be carried out by the Companies under the direct supervision and direction of "Power Company" and under the general policy supervision and direction of a Unit 4 Construction Committee to be established by the Companies. Each party shall be represented on the Construction Committee and the voting power of each party shall be in proportion to the Ownership Shares of such party as set forth in Section 2.01 except as provided in Sections 1.02, 1.03, 2.02 and 3.07. The vote of the representatives of the party having Ownership Shares aggregating more than 50% shall be controlling on any question to be determined by the Construction Committee. The Companies and their representatives on the Unit 4 Construction Committee shall use their best efforts toward the end that Unit 4 and Unit 4 Common Facilities will be completed and in commercial operation on or about December 1, 1969.

Section 3 .02. Contracts. "Power Company" is hereby authorized and directed in the name of and as agent for ''Service Company" and also in its own behalf (all in the same percentages of interest as their respective Ownership Shares), to enter into contracts (which may be purchase orders) providing for (a) the purchase' of real estate for Unit 4 Common Facilities, (b) the design and purchase of materials, equipment and service for, and construction of Unit 4 and Unit 4 Common Facilities, and (c) insurance to insure all work under construction against risks usually insured against for such work. "Service Company" hereby ratifies and confirms all such contracts heretofore entered into by "Power Company" and assumes liability therefor in such percentage of interest as its Ownership Shares.

Section 3.03. Supervision and Engineering Services. "Power Company" on its own behalf and as agent for "Service Company" shall supervise, perform engineering and other services in connection with, may provide materials and supplies from its inventory for and shall pay taxes properly levied against the construction of Unit 4 and Unit 4 Common Facilities. In performing such services, "Power Company" may delegate responsibilities to such of its employees as it deems appropriate. Such services shall be for the account of each of the parties in proportion to its interests determined as provided in Sections 2.01 and 2.03 and the charges therefor including overheads shall be paid by each of the parties in proportion to its Ownership Shares.

Section 3.04. Operating Committee. The Companies shall establish a Unit 4 Operating Committee for the purpose of establishing general policies for the operation and maintenance of Unit 4 and Unit 4 Common Facilities. Each party shall be represented on the Operating Committee and the voting power of each party shall be in proportion to the Ownership Shares of such party as set forth in Section 2.01. The vote of the representatives of the party having Ownership Shares aggregating more than fifty (50%) per cent shall be controlling on any question to be determined by the Unit 4 Operating Committee.

"Power Company" shall operate and maintain Unit 4 and Unit 4 Common Facilities in accordance with good utility operating practices and the general policies to be established by the Unit 4 Operating Committee. "Power Company'' shall operate and maintain Unit 4 and Unit 4 Common Facilities in the same manner as if it were one of its own generating stations, utilizing its own employees and supervisory personnel as required in the performance of this Agreement, and any independent technical advisors which it may select, and otherwise acting in all respects as though it were an independent contractor engaged by the Companies to be responsible for the result to be attained, i.e. generation of power and energy at Unit 4, as economically as possible, and delivery thereof to the connected transmission system for use by the Companies, "Power Company" having sole responsibility for the specific manner of attaining that result. During operating conditions which "Power Company" in its sole judgment deems abnormal, "Power Company" shall take such action as it deems appropriate to safeguard equipment and to maintain service of Unit 4 and Unit 4 Common Facilities.

Section 3.05. Renewals, Replacements, Additions and Retirements. Renewals and replacements necessary for the operation of Unit 4 and Unit 4 Common Facilities shall be made as required by good utility operating practice. Renewals, replacements, additions and retirements (and related dispositions and sales) shall be affected by "Power Company" subject to the general policies established by the Unit 4 Operating Committee. Retirements, sales and other dispositions of Unit 4 and Unit 4 Common Facilities shall be affected only in a manner consistent with the Companies' respective mortgage indentures, if any.

Section 3.06. Power and Energy. Subject to Sections 3.04 and 4.01, each party shall at all times have full ownership of and available to it at the point of delivery to the connected transmission system the portion of the generating capability of Unit 4 and the energy associated therewith, corresponding to its Ownership Share in Unit 4. "Service Company" shall keep "Power Company" informed as to the amount of power it requires to be generated for it. Subject to its capability, operating conditions and necessary or unavoidable outages, Unit 4 shall be operated so as to produce a minimum output equal to the sum of, the power requirements of the Companies therefrom.

Section 3.07. Expenditures. All expenditures in respect of Unit 4 and Unit 4 Common Facilities shall be accounted for in accordance with the Uniform System of Accounts prescribed by the Public Service Commission of Wisconsin for Class A and B Electric Utilities.

All expenditures (including, but not limited to, expenditures for administration, labor, special training costs, payroll taxes, employee benefits, maintenance, materials, research and development, supplies and services), for the certification, construction, operation and maintenance of Unit 4 and Unit 4 Common Facilities and for renewals, replacements, additions and retirements in respect thereof shall be shared by the Companies in proportion to their Ownership Shares, unless otherwise determined by mutual agreement of the Unit 4 Operating Committee. Expenditures of ''Power Company" incurred prior to or after the date of this Agreement in connection with Unit 4 and Unit 4 Common Facilities shall be treated as expenditures on behalf of both Companies, and "Power Company" shall be reimbursed by "Service Company'' for "Service Company's" share. "Service Company" shall reimburse "Power Company" for interest during construction capitalized by "Service Company" on its share of expenditures incurred by "Power Company" prior to the date of this Agreement.

In arriving at amounts of overhead items, "Power Company" will use its own experience and policy. Interest charges on borrowed funds, income taxes, and property, business and like taxes, of each party shall be borne entirely by such party; and such items, as well as depreciation, amortization, and interest charged to construction, shall not be deemed expenditures for purposes of this Section.

Section 3.08. Payment of Joint Costs. From time to time "Power Company" may request "Service Company'' to advance to "Power Company" such amount as is then needed for cash working capital for construction and operation of the plant, payment to "Power Company" to be made within ten days thereafter, or from time to time as specified in such request.

As promptly as practicable after the end of each month, "Power Company" shall send to "Service Company" a statement in reasonable detail of all expenditures for such month and the amount of "Service Company's" share thereof.

Payment for all expenditures shall be made by "Power Company'' in accordance with sound accounting and disbursement procedures.

Section 3.09. Books and Records. Books of account and records containing details of the items of cost applicable to the construction of Unit 4 and Unit 4 Common Facilities and to their operation and maintenance shall be kept by "Power Company" and shall be open to examination at any time by "Service Company" or its representatives. "Power Company" shall furnish "Service Company" with summaries or counterparts of such books of account and records as may be necessary to satisfy all applicable regulatory requirements.

ARTICLE IV

Miscellaneous

Section 4.01. Default. During any period that a party is in default in whole or in part in performing any of its obligations under this agreement, such party shall be obligated to pay any damages to the non-defaulting party resulting from the default and in case of a default in making any payment required under this agreement, (a) the defaulting party will be entitled to no energy from Unit 4 during the period of default and (b) the non-defaulting party shall be entitled to all of the energy from Unit 4. No such default shall affect any party's ownership interest, or any party's obligations under Sections 3.07 and 3.08.

Section 4.02. Waivers. Any waiver at any time by either party of its rights with respect to a default under this Agreement, or with respect to any other matter arising in connection with this Agreement, shall not be deemed a waiver with respect to any subsequent default or matter. Any delay, short of the statutory period of limitation, in asserting or enforcing any right under this Agreement, shall not be deemed a waiver of such right.

Section 4.03. Arbitration. It is mutually agreed between the Companies that disputes arising out of the performance of this Agreement which cannot be mutually adjusted or which are not determined by vote as herein provided, shall be referred promptly to a committee of arbitrators, consisting of one selected by each of the parties, and one additional arbitrator chosen by those thus selected, and the decision of the majority of said committee shall be final and conclusive and binding upon the parties to the dispute. The cost of arbitration including the compensation of the arbitrators, but not the direct expense of either party in presenting its contentions, shall be assessed by the arbitrators against the parties in proportion to the extent to which the claims of each party shall be disallowed.

Section 4.04. Term of Agreement. This Agreement shall continue in full force and effect until December 31, 2009 and for such longer period as the Companies shall by mutual agreement continue to operate Unit 4. Termination of this Agreement shall not terminate the provisions of Section 4.03.

Section 4.05. Amendment. This Agreement may be amended from time to time or cancelled at any time, by an instrument or instruments in writing signed by the Companies (or their successors or assigns).

Section 4.06. Successors and Assigns. This Agreement shall inure to the benefit of and bind the successors and assigns of the Companies hereto, but it may be assigned in whole or in part only consistently with the provisions of Section 2.08.

Section 4.07. Paramount Authority. This Agreement and all of its provisions shall be subject to the paramount authority of the Public Service Commission of Wisconsin and of any other governmental authority having jurisdiction of the Companies or of the subject matter.

Section 4.08. Representatives, Notices and Communications. Each party, by written notice signed by an executive officer delivered to the other party, shall designate one representative and an alternate to receive notices and communications with respect to the subject matter of this

Agreement and to deliver to the other, on behalf of such party, notices, communications, decisions and approvals concerning the subject matter of this Agreement. The manner of making any decision by either party or giving any approval by either party shall be determined by such party for itself but any communication received by either party from a person designated by the other party pursuant to the preceding sentence (unless such designation shall have been previously revoked as provided in Section 4.09) may be conclusively relied upon by the recipient as having been authorized by said other party.

Section 4.09. Change of Representatives. Any designation by a party pursuant to Section 4.08 may be revoked by such party by designating a substitute representative or alternate by a written notice signed by an executive officer and delivered to the other party.

IN WITNESS WHEREOF each of the parties has caused this Agreement to be duly executed.

AGREEMENT FOR CONSTRUCTIN AND

OPERATION OF GENERATING PLANT

Wisconsin Power and Light Company

Wisconsin Public Service Corporation, and

Madison Gas and Electric Company

THIS AGREEMENT is made and entered into this 6th day of January, 1970, by and between Wisconsin Power and Light Company, a Wisconsin corporation (hereinafter called "Power Company''), Wisconsin Public Service Corporation, a Wisconsin corporation (hereinafter called "Service Company"), and Madison Gas and Electric Company, a Wisconsin corporation (hereinafter called "Electric Company:), the parties collectively being hereinafter call the "Companies,"

WITNESSETH, that:

WHEREAS, each of the Companies is a party to the Joint Power Supply Agreement dated February 2, 1967, providing for the planning, construction, and operation of a major generating plant or unit, therein referred to as the ''1976 Unit" but, because of an advance in the anticipated completion date of such unit, it is hereinafter called the ''1975 Unit," to be owned by the Companies as tenants in common with individual ownership interests mutually agreed to by all of the Companies, and,

WHEREAS, said Joint Power Supply Agreement contemplated that following the establishment of the general characteristics and ownership percentages of the 1975 Unit, the Companies would enter into a separate agree for the construction and operation of the 1975 Unit, and,

WHEREAS, the Companies have established the general characteristics and ownership percentages of the 1975 Unit;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein set forth, the parties agree as follows:

Paragraph 1. Ownership Shares. The Companies hereby provide for the acquisition of a site and the construction and operation of a fossil fuel fired plant (herein called the "1975 Unit") of approximately 527,000 KW name-plate capacity, to be located near Portage, Wisconsin, and to be owned by the Companies as tenants in common with undivided ownership interests as follows (in this Agreement referred to as their respective "Ownership Shares"):

%
Wisconsin Power and Light Company	39.3
Wisconsin Public Service Corporation	38.9
Madison Gas and Electric Company	21.8

Paragraph 2. Construction Committee. Construction of the 1975 Unit shall be carried out by the Companies under the direct supervision and direction of Power Company and under the general policy supervision and direction of a Construction Committee to be established by the Companies. All of the Companies shall be represented on the Construction Committee and voting power of the representatives of each Company shall be in proportion to the Ownership Share of such Company. The vote of the representatives of Companies having Ownership Shares aggregating more than 50% shall be controlling on any question to be determined by the Construction Committee. The Companies and their representatives on the Construction Committee shall use their best efforts toward the end that the 1975 Unit will be completed, and commercial operation commenced, on or about March 1, 1975.

Paragraph 3. Scope of Plant. The 1975 Unit to be so owned in common shall consist of the site and all property of the character of electric plant, as defined in the Uniform System of Accounts referred to in Paragraph 6 hereof, which shall be included in the general or detailed 1975 Unit and site plans approved from time to time by the Construction Committee, and shall include the substation facilities (up to and including the 345 KV bus) required to tie the 1975 Unit to the 345 KV transmission system referred to in the Joint Power Supply Agreement of February 2, 1967. It shall also include cooling lake facilities and any off-site railroad lines or unit train facilities approved by the Committee in connection with the project.

Paragraph 4. Contracts and Agency Authorization. The Companies shall, with reasonable expedition, enter into or authorize the entry on their behalf into contracts (which may be purchase order contracts) providing for (a) the purchase or acquisition of a site or an acquisition of a site, materials, equipment and service for, and construction of, the 1975 Unit and (b) insurance to insure all work under construction against risks usually insured against for such work. Each such contract shall provide, among other things, that the performance of the contract shall before the account of, and the charges therefor shall be billed to, and paid by the Companies in proportion to their respective Ownership Shares and that the invoices for such billing (Contractor's Invoice or lnvoices) shall be submitted in the names of the Companies, in the care of Power Company.

The Companies agree that Power Company shall be authorized as agent for the Companies to negotiate and execute any and all such contracts and also to apply for and conduct such regulatory proceedings and make such filings as may be required in connection with the construction or operation of the 1975 Unit; and the Companies shall execute such separate agency authorizations as may be convenient to evidence such authority.

Power Company undertakes and agrees that all contracts made and all other actions by it as such agent will be made and done in accordance with good utility practices and in conformity with the determinations of general policy made by the Construction Committee constituted as provided in paragraph 2 of this Agreement. As soon as practicable after entry into any contract, modification or cancellation which effects any significant commitment or other obligation of the parties hereto or after the making of filings with regulatory agencies on behalf of other Companies or the met king of decisions involving substantial policy, Power Company shall give notice thereof to each of the other parties hereto and shall provide such copies or summaries as may be necessary for the accounting and other records of the parties.

Paragraph 5. Books and Records. Books of account and records containing details of the items cost applicable to the construction of the 1975 Unit and to its operation and maintenance shall be kept by the Operating Company referred to in Paragraph 9 and shall be open to examination at any time by the other Companies or their representatives. The Operating Company shall furnish the Companies with summaries or counterparts of such books of account and records as may be necessary to satisfy all applicable regulatory requirements.

Paragraph 6. Expenditures. All expenditures in respect of the 1975 Unit shall be accounted for in accordance with the Uniform System of Accounts prescribed by the Federal Power Commission for Public Utilities and Licensees (Class A and B Electric Utilities).

All expenditures (including, but not limited to, expenditures for a site, any addition to a site, administration, labor, special training costs, payroll taxes, employee benefits, maintenance, materials, research and development, supplies and services), for the licensing, construction, operation, and maintenance of the 1975 Unit and for renewals, replacements, additions and retirements in respect thereof shall be shared by the Companies in proportion to their Ownership Shares. Expenditures of Power Company incurred prior to or after the date of this Agreement in connection with preliminary planning for the 1975 Unit shall be treated as expenditures on behalf of all of the Companies and the other Companies shall reimburse Power Company for their respective ownership proportions of the cost thereof. Expenditures of Power Company heretofore incurred in acquiring a site shall be treated as expenditures on behalf of all of the Companies, and the other Companies shall reimburse Power Company for their respective Ownership proportions of the book cost thereof.

Interest charges on borrowed funds, income taxes, and property, business and occupation and like taxes, of each Company shall be borne entirely by such Company; and such items, as well as depreciation, amortization, and interest charged to construction, shall not be deemed expenditures or purposes of this Paragraph 6.

Paragraph 7. Funds. Whenever and so long as the Operating Company or a majority of the Companies may so demand, the Companies shall maintain a joint account or accounts (collectively, the "Joint Account") in a bank or banks approved by the Operating Company, the title of which Joint Account shall be in the respective Companies in proportion to their Ownership Shares. While so maintained and unless otherwise agreed by the Companies, all construction and capital expenditures, and all other expenditures referred to in the second subparagraph of Paragraph 6, shall be paid out of the Joint Account.

From time to time the Operating Company may request the Companies to advance such amount as is then needed for cash working capital for the plant project. Within ten days thereafter, or from time to time as specified in such request, the Companies, pro rata according to their respective Ownership Shares, shall deposit the amount specified in such request. Such deposit shall be made in the Joint Account, if such account is being maintained at the time for such purpose; otherwise, such deposit shall be made to the credit of the Operating Company in a bank designated by it.

As promptly as practicable after the end of each month, the Operating Company shall send to each of the Companies a statement in reasonable detail of all expenditures for such month and the amount of each Company's share thereof.

The Operating Company shall cause to be drawn and to be delivered on behalf of the Companies, from funds so provided, checks or drafts in payment of expenditures. Funds so provided shall be disbursed in accordance with sound accounting and disbursement procedures. All persons authorized to handle or disburse funds from the Joint Account shall be bonded in favor of the Companies as their respective interests may appear, for such amounts as the Construction Committee may determine. The Operating Company accepts sole responsibility for the handling or disbursement of funds deposited to its credit.

Paragraph 8. Default. During any period that a Company is in default in whole or in part in performing any of its obligations under this Agreement, such Company shall be obligated to pay any damages to the non-defaulting Companies resulting from the default, and in case of a default in making any payment then required under this Agreement, (a) such Company shall be entitled to no energy from the 1975 Unit during such period and (b) the non-defaulting Companies shall be entitled to all of the energy from the 1975 Unit in proportion to their Ownership Shares. No such default shall affect any Company's membership interest, or any Company's obligations under Paragraphs 6 and 7.

Paragraph 9. Operation and Maintenance. The Companies shall establish an Operating Committee for the purpose of establishing general policies for the operation and maintenance of the 1975 Unit. All of the Companies shall be represented on the Operating Committee and the voting power of the representatives of each Company shall be in proportion to the Ownership Share of such Company. The vote of the representatives of Companies having Ownership Shares aggregating more than 50% shall be controlling on any question to be determined by the Operating Committee. The Operating Committee shall meet at the call of any member.

The 1975 Unit will be directly operated and maintained by the "Operating Company" in accordance with good utility operating practices and the general policies to be established by the Operating Committee, Power Company shall be the Operating Company. It shall operate and maintain the 1975 Unit in the same manner as if it were one of its own generating stations; utilizing its own employees and supervisory personnel as required in the performance of this Agreement, and any independent technical advisors which it may select, and otherwise acting in all respects as though it were an independent contractor engaged by the companies to be power and energy at the 1975 Unit, as economical as possible, and delivery thereof to the connected 345 KV transmission system for transmission to the companies, the Operating Company having sole responsibility for the specific manner of attaining that result. During operation conditions which the Operating Company in its sole judgement deems abnormal, the Operating Company shall take such action as it deems appropriate to safeguard equipment and to maintain service of the 1975 Unit.

In hiring additional employees for work at the 1975 Unit, the Operating Company will give reasonable preference to qualified employees of the other two Companies who express their desire to work at the 1975 Unit and have the consent of their respective Companies to make an application.

Paragraph 10. Renewals, Replacements, Additions, and Retirements. Renewals and replacements necessary for the operation of the 1975 Unit shall be made as required by good utility operating practice. Renewals, replacements, additions, and retirements (and related dispositions and sales) shall be affected by the Operating Company subject to the general policies established by the Operating Committee. Retirements, sales and other dispositions of the 1975 Unit property shall be affected only in a manner consistent with the Companies' respective mortgage indentures, if any.

Paragraph 11. Title to Property. Title to all property, whether real, personal or mixed and whether tangible or intangible and including without limitation properly acquired for use or consumption in connection with its construction, operation or maintenance, and all options or contract rights for the acquisition of real property as the proposed site or as alternate sites for the 1975 Unit, now owned or hereafter acquired or constructed for the purposes of the 1975 Unit, whether held at any time for from time to time in the name or names of one or more of the Companies or of any nominee, agent or contractor of any one or more of the Companies, shall at all times be in the Companies as tenants in common with undivided interests in proportion to their Ownership Shares. Construction, acquisitions and purchases shall be made in such manner that title shall vest in accordance with the foregoing. All titles and interests of the Companies as such tenants in common shall be subject from inception to the provisions of Article VI of the Joint Power Supply Agreement of February 2, 1967. Any alternative property acquired but not necessary for the 1975 Unit shall be disposed of in accordance with the direction by the Construction Committee. Title to the proposed site now owned by Power Company shall be expanded to include other companies upon reimbursement to Power Company of other Companies' proportionate share of the site cost.

Paragraph 12. Mutual Confirmation of Title. In order further to confirm and establish their intended ownership in accordance with their respective Ownership Shares, each of the Companies hereby sells, assigns, and transfers to the other Companies, as tenants in common, all legal, equitable or other interest in any property referred to in Paragraph 11 whether now owned or hereafter acquired, which it may at any time have in excess of its respective Ownership Share, in each case in such proportions to each other Company so that the entire interest of the Companies in such property shall be owned in the manner and in the respective Ownership Shares herein provided.

Each of the Companies agrees that from time to time, upon request by either of the other Companies, it will execute and deliver such further documents or instruments of transfer or confirmation of titles as may in the opinion of counsel for the requesting Company be necessity or advisable to legally effectuate and carry out the intent and purpose of this Agreement.

Paragraph 13. Power and Energy. Subject to Paragraphs 8 and 9, each Company shall at all times have full ownership of and available to it at the 1975 Unit the portion of the generating capability of the 1975 Unit and the energy associated therewith, corresponding to its Ownership Share. Each Company shall keep the Operating Company informed as to the amount of power it requires to be generated for it. Subject to its capability, operating conditions and necessary or unavoidable outages, the 1975 Unit shall be operated so as to produce a minimum output equal to the sum of the power requirements of the Companies therefrom.

Paragraph 14. Waivers. Any waiver at any time by any Company of its rights with respect to a default under this Agreement, or with respect to any other matter arising in connection with this Agreement, shall not be deemed a waiver with respect to any subsequent default or matter.

Any delay, short of the statutory period of limitation, in asserting or enforcing any right-under this Agreement, shall not be deemed a waiver of such right.

Paragraph 15. Arbitration. It is mutually agreed between the Companies that all disputes arising out of the performance of this Agreement which cannot be mutually adjusted to or otherwise determined by vote as herein provided, shall be referred promptly to a committee of arbitrators, consisting of one selected by each of the Companies which is a party to such dispute, and one or two additional arbitrators chosen by those thus selected (so that the Committee shall not have an even number of members), and the decision of the majority of said committee shall be final and conclusive and binding upon the parties to the dispute. The cost of arbitration including the compensation of the arbitrators, but not the direct expense of any Company presenting its contentions, shall be assessed by the arbitrators against the respective parties to the dispute in proportion to the extent to which the claims of each party shall be disallowed.

Paragraph 16. Term of Agreement. This Agreement shall continue in full force and effect until December 31, 2011, and for such longer period as the Companies shall by mutual agreement continue to operate the 1975 Unit. Termination of this Agreement shall not terminate the provisions of Paragraph 15.

Paragraph 17. Amendments. This Agreement may be amended from time to time or cancelled at any time, by an instrument or instruments in writing signed by all of the Companies (or their successors or assigns).

Paragraph 18. Successors and Assigns. This Agreement shall inure to the benefit of and bind the successors and assigns of the parties hereto, but it may be assigned in whole or in part only in accordance with the provisions of Article VI of the Joint Power Supply Agreement dated February 2, 1967.

Paragraph 19. Paramount Authority. This Agreement and all of its provisions shall be subject to the paramount authority of the Public Service Commission of Wisconsin and of any other governmental authority having jurisdiction of the Companies or of the subject matter.

Paragraph 20. Representatives. Each Company, by written notice signed by an executive officer delivered to each other Company, shall designate one representative and alternate to receive notices and communications from another Company or Companies with respect to the subject matter of this Agreement and to deliver to the others, on behalf of such Company, notices, communications, decisions and approvals concerning the subject matter of this Agreement. The manner of making any decision by any Company or giving any approval by any Company shall be determined by such Company for itself but any communication received by any Company from a person designated by another Company pursuant to the preceding sentence (unless such designation shall have been previously revoked as provided in Paragraph 21) may be conclusively relied upon by the recipient as having been authorized by said other company.

Paragraph 21. Change of Representatives. Any designation by a Company pursuant to Paragraph 20 may be revoked by such Company by designating a substitute representative or alternate by a written notice signed by an executive officer and delivered to each of the other Companies.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed.

REGULATORY AGENCY AUTHORIZATION
(1975 Unit)

WISCONSIN PUBLIC SERVICE CORPORATION and MADISON GAS AND ELECTRIC COMPANY, each of which is a Wisconsin corporation and a party to the Agreement for Construction and Operation of Generating Plant ("1975 Unit") dated January 6, 1970, between them and WISCONSIN POWER AND LIGHT COMPANY, a Wisconsin corporation, providing among other things for the licensing, acquisition, construction and operation of the 1975 Unit referred to in said Agreement, for the purpose of effectuating the intent and purpose of Paragraph 4 of said Agreement, do each agree as follows:

1. Wisconsin Power and Light Company is hereby authorized, in the name of and as agent for Wisconsin Public Service Corporation and in the name of and as agent for Madison Gas and Electric Company, and also in its own behalf, in each case in the following percentages of their respective Ownership Shares in the 1975 Unit:

%
Wisconsin Power and Light Company	39.3
Wisconsin Public Service Corporation	38.9
Madison Gas and Electric Company	21.8

(said three corporations being referred to collectively herein as the "Companies"), to (a) execute and cause to be filed with the Federal Power Commission, the Public Service Commission of Wisconsin, the Department of Resource Development of the State of Wisconsin and any other public bodies having jurisdiction, such applications as the Companies shall determine in relation to the licensing, acquisition, construction or operation of the 1975 Unit; (b) execute and cause to be filed with said commissions, department or bodies, any and all amendments or supplements to such applications; and (c) take or cause to be taken all such further actions or proceedings as may in its discretion as such agent and on its own behalf be deemed necessary or advisable in all relationships with said commissions, department and bodies, including any and all further filings with and presentations to said commissions, department or bodies in connection with applications for construction and operating permits and other licenses, participation in hearings and submission of reports and other information and material to said commissions, department or bodies pursuant to the terms of the construction or operating permits or other licenses which may be granted and the rules and regulations of said commissions, department or bodies.

2. Each of said commissions, department and bodies with whom the agent may deal purportedly as agent hereunder shall have no obligation to inquire into the right or authority of such agent to so deal; and each of said commissions, department and bodies may conclusively assume that such dealings are authorized hereby, and that this agency authorization continues in full force and effect, unless and until written notice of modification or cancellation of this agency authorization shall have been received by such commission, department or body from one or more of the Companies.

Dated January 6, 1970.

STATE OF WISCONSIN  )

             ) SS.

DANE COUNTY               )

Personally came before me this 6th day of January, A.D. 1970, F. D. Mackie, to me known to be the President, and H. J. O'Leary, to be known to be the Secretary of the above-named MADISON GAS AND ELECTRIC COMPANY, the corporation described in and which executed the foregoing instrument, and to be known to be the persons who as such officers executed the foregoing instrument in the name and on behalf of said corporation, and acknowledged the same, and acknowledged that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and on behalf of said corporation by authority of its Board of Directors and said F. D. Mackie and H. J. O'Leary then and there acknowledged said instrument to be the free act and deed of said corporation by each of them voluntarily executed.

Given under my hand and notarial seal this 6th day of January, 1970.

My Commission   is permanent

(NOTARY SEAL)

STATE OF WISCONSIN  )

             ) SS.

MILWAUKEE COUNTY  )

Personally came before me this 6th day of January, A.D. 1970, L. G. Roemer, to be known to be the President, and C. A. McKenna, to me known to be the Secretary of the above-named WISCONSIN PUBLIC SERVICE CORPORATION, the corporation described in and which executed the foregoing instrument, and to me known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, and acknowledged the same, and acknowledged that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and on behalf of said corporation by authority of its Board of Directors and said L. G. Roemer and C. A. McKenna then and there acknowledged said instrument to be the free act and deed of said corporation by each of them voluntarily executed.

Given under my hand and notarial seal this 6th day of January, 1970.

My Commission Expires June 4, 1972

(NOTARY SEAL)

CONTRACT AGENCY AUTHORIZATION
(1975 Unit)

WISCONSIN PUBLICC SERVICE CORPORATION and MADISON GAS AND ELECTRIC COMPANY, each of which is a Wisconsin corporation and a party to the Agreement for Construction and Operation of Generating Plant ("1975 Unit") dated January 6, 1970, between them and WISCONSIN POWER AND LIGHT COMPANY, a Wisconsin corporation, providing among other things for the licensing, acquisition, construction and operation of the 1975 Unit referred to in said agreement, for the purpose of effectuating the intent and purpose of Paragraph 4 of said Agreement, do each agree as follows:

1. Wisconsin Power and Light Company is hereby authorized, in the name of and as agent for Wisconsin Public Service Corporation and in the name of and as agent for Madison Gas and Electric Company, and also in its own behalf, in each case in the following percentages of their respective Ownership Shares in the 1975 Unit:

%
Wisconsin Power and Light Company	39.3
Wisconsin Public Service Corporation	38.9
Madison Gas and Electric Company	21.8

(said three corporations being referred to collectively herein as the "Companies'') to conduct negotiations for and to enter into all such contracts (which may be purchase order contracts), and after such entry to modify or cancel any such contracts, as it may deem necessary in order to carry out in efficient and timely fashion the mutual obligations of the parties in respect to (a) the acquisition, testing and preparation of the site or alternate sites for said 1975 Unit, or of additions thereto, (b) the design and purchase of materials, equipment and service for, and construction of, said 1975 Unit, and (c) all insurance to insure work under construction against risks usually insured against for such work.

2. Delivery of a photocopy of this instrument to any person concerned, shall have the same effect as, delivery of a signed counterpart thereof. No contractor, supplier or other person with whom Wisconsin Power and Light Company may deal purportedly as agent hereunder shall be under my obligation to inquire into the right or authority of Wisconsin Power and Light Company to so deal; and every such contractor, supplier or other person may conclusively assume that such dealings are authorized hereby, and that this instrument has been duly authorized by the representative parties hereto and continues in full force and effect, provided that written notice of modification or cancellation of this instrument shall not have been received by such contractor, supplier or other person from one or more of the parties hereto.

Dated January 6, 1970.

STATE OF WISCONSIN  )

             ) SS.
MILWAUKEE COUNTY  )

Personally came before me this 6th day of January, A.D. 1970, L. G. Roemer, to be known to be the President, and C. A. McKenna, to me known to be the Secretary of the above-named WISCONSIN PUBLIC SERVICE CORPORATION, the corporation described in and which executed the foregoing instrument, and to me known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, and acknowledged the same, and acknowledged that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and on behalf of said corporation by authority of its Board of Directors and said L. G. Roemer and C. A. McKenna then and there acknowledged said instrument to be the free act and deed of said corporation by each of them voluntarily executed.

Given under my hand and notarial seal this 6th day of January, 1970.

My Commission Expires June 4, 1972

(NOTARY SEAL)

STATE OF WISCONSIN  )

             ) SS.
DANE COUNTY               )

Personally came before me this 6th day of January, A.D. 1970, F. D. Mackie, to me known to be the President, and H. J. O'Leary, to be known to be the Secretary of the above-named MADISON GAS AND ELECTRIC COMPANY, the corporation described in and which executed the foregoing instrument, and to be known to be the persons who as such officers executed the foregoing instrument in the name and on behalf of said corporation, and acknowledged the same, and acknowledged that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and on behalf of said corporation by authority of its Board of Directors and said F. D. Mackie and H. J. O'Leary then and there acknowledged said instrument to be the free act and deed of said corporation by each of them voluntarily executed.

Given under my hand and notarial seal this 6th day of January, 1970.

My Commission   is permanent

(NOTARY SEAL)

AGREEMENT

An Agreement dated as of August 30, 1972, between Wisconsin Public Service Corporation, Wisconsin Power and Light Company and Madison Gas and Electric Company constituting the basis for further amendments to be made to the Power Pool Agreement dated March 11, 1968, and the Joint Power Supply Agreement dated February2, 1967, such amendments to be prepared in accordance with the following provisions:

1) Revised Energy and Capacity Charges of the Power Pool Agreement and Joint Power Supply Agreement

a) In lieu of the present fixed 4 mills per KWH contract energy charge, there shall be substituted a cost variable energy charge computed on February 1st of each year and equal to 1.20 x total 3 Company fuel expense of FPC accounts 501 and 547 per net KWH generated for the previous calendar year exclusive of hydro, nuclear and purchased power.

b) In place of the fixed $1.67 per Kilowatt-month participation capacity charge substitute a cost variable capacity charge computed initially as $1.67 per Kilowatt-month and adjusted when any fossil fuel steam unit addition (including combined cycle units) begins commercial operation, to a value equal to $1.67 x A/$126.79 where "A" is the total 3 Company coal, oil and gas fuel generation investment per KW as of that date, including the latest available estimate of the new fossil fuel unit addition, as well as leased fossil fuel generating units. The investment shall be taken from FPC accounts 310 to 316 inclusive and 340 to 346 inclusive.

c) The revision 1) a) above shall also apply to the energy charge set forth in Article I section 1.03 of the Joint Power Supply Agreement. The revision 1) b) above shall not apply to the capacity charge set forth in Article I, Section 1.03 of the Joint Power Supply Agreement.

d) The Pool Coordinating Committee shall make appropriate and timely FPC filings of the revised contracts containing the rate revision of 1) a) and 1) b) above for said rate revisions to become effective October 1, 1973.

e) The feasibility of including nuclear plant costs in the rate calculations 1) a) and 1) b) will be reviewed after experience with the Kewaunee Nuclear Plant.

f) An arbitration provision shall be added to the Power Pool. Agreement in the same form as the one contained in the Joint Power Supply Agreement.

2) Ownership Allocation of the 1978 major generating Unit

The initial ownership allocation shall be as follows:

	%	MW
Wisconsin Power and Light Company	39.3	207
Wisconsin Public Service Corporation	38.9	205
Madison Gas and Electric Company	21.8	115
	100.0	527

It is anticipated that by May 31, 1973, the Wisconsin Pool participants will have reviewed projected demands, capacity and reserves along with ownership percentages of the 1978 Unit in an attempt to achieve their objective of attaining equal balance of capacity ownership so as to minimize energy transfers. This may result in a change of desired ownership percentages of the 1978 Unit and the composite % ownership of the Columbia Plant in the event the 1978 Unit is located there. Any change in ownerships shall be accomplished by mutual agreement of all three participants or by mutual agreement of two participants wishing to adjust their respective ownerships as between themselves from the percentages above.

3) Transmission Line Responsibility

a) Wisconsin Public Service Corporation, in accordance with original agreement, shall construct, own and maintain the Kewaunee to Oshkosh 345 KV line (completed).

b) Wisconsin Power and Light Company, in accordance with original agreement, shall construct, own and maintain the following:

345 KV Lines

1) Edgewater to South Fond du Lac (completed).

2) South Fond du Lac to Oshkosh (completed).

3) Rockdale to Illinois-Wisconsin state line near Beloit--to be in service on or about 12/31/74 or as soon thereafter as practical.

138 KV Lines

4) Columbia to Portage Substation to be in service on or about 12/31/74 or as soon thereafter as practical.

5) Columbia to Portage Substation - 2nd Circuit, to be in service by completion date of the 1978 Unit (6/1/78) if located at Columbia.

6) Reconductor Portage to North Randolph by completion date of the 1978 Unit (6/1/78) if located at Columbia.

c) Madison Gas and Electric Company shall construct, own and maintain the following:

345 KV Lines

1) South Fond du Lac to North Madison substation (completed).

2) Columbia to Rockdale substation to be in service on or about 12/31/74 or as soon thereafter as practical.

3) Columbia to North Madison sub to be in service on or about 12/31/74 or as soon thereafter as practical.

4) Double circuit tap of South Fond du Lac - North Madison line to Columbia, to be in service by completion date of the 1978 Unit (6/1/78) if located at Columbia.

138 KV Lines

5) Columbia to North Madison to be in service on or about 12/31/74 or as soon thereafter as practical.

4) Substation Responsibility

a) Wisconsin Public Service Corporation shall construct, own and maintain the Fitzgerald 345 KV substation near Oshkosh.

b) Wisconsin Power and Light Company shall construct, own and maintain the South Fond du Lac 345 KV substation and the Rockdale 345 KV substation including the step-down transformers at Rockdale needed to tie to the Wisconsin Power and Light Company 138 KV sub. Wisconsin Power and Light Company shall install, own and maintain one 200 MVA 345/138 KV transformer and all necessary oil circuit breakers by 12/31/74 or as soon thereafter as practical and likewise, the second 200 MVA 345/138 KV transformer and all necessary oil circuit breakers by the completion date of the 1978 Unit (6/1/78) if located at Columbia.

c) Wisconsin Power and Light Company shall construct, own and maintain the entire 138 KV and 69 KV substations at the Columbia Plant.

d) Madison Gas and Electric Company shall construct, own and maintain the entire North Madison substation, including two 200 MVA 345/138 transformers to be installed by 12/31/74 or as soon thereafter as practical.

e) Wisconsin Public Service Corporation, Wisconsin Power and Light Company, and Madison Gas and Electric Company shall construct, own and maintain the 345 KV substation at the Columbia Plant jointly, on the following division:

Wisconsin Public Service Corporation	21.8%
Wisconsin Power and Light Company	21.0%
Madison Gas and Electric Company	57.2%
100.0%

The jointly owned Columbia Plant 345 KV Substation to which the above ownership % applies includes two 590 MVA step-up transformers, all 345 KV OCB terminals, two 200 W/A 345/138 KV transformers, and all associated relaying, buss, insulators, disconnect switches, cables, miscellaneous equipment, structures and land.

This ownership will be adjusted to reflect any change in ownership of the Columbia Plant resulting from the provisions of 2) above as applied to the two 590 MVA step-up transformers and two 345 KV OCB terminals.

5) Changes in Ownership Allocation

Promptly, on final determination of ownership allocation of the composite Columbia Plant and 345 KV Substation, the investments, commitment obligations, and titles will be adjusted between the parties.

6) Agency Authorization

The Construction and Operation Agreement, Regulatory Authorization and Contract Agency Authorization of the other two companies to Wisconsin Power and Light Company for the 1975 Unit, all dated January 6, 1970, are hereby extended and enlarged to cover the 1978 Unit as well, and Wisconsin Power and Light Company is hereby granted the same authority with respect to the 1978 Unit and the jointly owned substation of Section 4 (e) to enter into purchase order contracts and to do all other acts as is provided for in said agreements. This authorization shall take effect immediately and shall continue unless and until a site is chosen outside of the service area of the agent company.

7) Location Elsewhere Than Columbia

If the 1978 Unit is located elsewhere than at Columbia, this agreement shall remain in full force and effect except as follows:

a) If the site chosen is within the service area of Wisconsin Public Service Corporation, the ownership allocation of the 1978 Unit attributable to Wisconsin Public Service Corporation and Wisconsin Power and Light Company will be reviewed.

b) Sections 3 and 4 of this Agreement relating to transmission lines and substation responsibility will be equitably revised to recognize the resulting changes in transmission line and substation investment responsibilities.

c) If the site chosen is within the service area of Wisconsin Public Service Corporation, said company will then become the agent and the other two companies will then execute agency authorizations to said company.

REGULATORY AGENCY AUTHORIZATION
(1978 Units)

WISCONSIN PUBLIC SERVICE CORPORATION, WISCONSIN POWER AND LIGHT COMPANY and MADISON GAS AND ELECTRIC COMPANY (collectively "the Companies"), each of which is a Wisconsin corporation and a party to the Agreement dated as of August 30, 1972, providing for the construction and operation of a jointly owned generating plant or unit ("1978 Unit") and the Columbia Plant 345 KV Substation (hereafter collectively called the "1978 Units") by WISCONSIN POWER AND LIGHT COMPANY, a Wisconsin corporation, requiring, among other things, the licensing, acquisition, construction and operation of the 1978 Units referred to in said Agreement, for the purpose of effectuating the intent and purpose of Paragraphs 2 and 4e of said Agreement, do each agree as follows:

1. Wisconsin Power and Light Company is hereby authorized, in the name of and as agent for Wisconsin Public Service Corporation and in the name of and as agent for Madison Gas and Electric Company, and also in its own behalf, in each case in the following percentages of their respective Ownership Shares, in the 1978 Unit, as follows:

Wisconsin Power and Light Company	39.3%
Wisconsin Public Service Corporation	38.9%
Madison Gas and Electric Company	21.8%
TOTAL	100.0%

and, in the Columbia Plant 345 KV Substation as follows:

Madison Gas and Electric Company	57.2%
Wisconsin Public Service Corporation	21.8%
Wisconsin Power and Light Company	21.0%
TOTAL	100.0%

in each case, subject to percentage adjustments between the Companies by mutual agreement of the Companies or by an agreement by two of the Companies which agree to adjust their respective ownerships between themselves, to (a) execute and cause to be filed with the Federal Power Commission, the Public Service Commission of Wisconsin, the Department of Natural Resources of the State of Wisconsin and any other public bodies having jurisdiction (the "Agencies"), such applications as the Companies shall determine in relation to the licensing, acquisition, construction or operation of the 1978 Units; (b) execute and cause to be filed with said Agencies any and all amendments or supplements to such applications; and (c) take or cause to be taken all such further actions or proceedings as may in its discretion as such agent and on its own behalf be deemed necessary or advisable in all relationships with said Agencies, including any and all further filings with and presentations to said Agencies in connection with applications for construction and operating permits and other licenses, participation in hearings and submission of reports and other information and material to said Agencies pursuant to the terms of the construction or operating permits or other licenses which may be granted and the rules and regulations of said Agencies.

2. Each of said Agencies with whom the agent may deal as agent hereunder shall have no obligation to inquire into the right or authority of such agent to so deal; and each of said

Agencies may conclusively assume that such dealings are authorized hereby, and that this agency authorization continues in full force and effect, unless and until written notice of modification or cancellation of this agency authorization shall have been received by said Agencies from one or more of the Companies.

Dated as of August 30, 1972.

STATE OF WISCONSIN  )
                                        ) SS.
COUNTY OF BROWN    )

Personally came before me this 21st day of December, 1972, Paul D. Ziemer, to me known to be the President, and J. H. Liethen, to me known to be the Secretary of the above-named Wisconsin Public Service Corporation, the corporation described in and which executed the foregoing instrument, and to me known to be the persons who as such officers executed the foregoing instrument in the name and on behalf of said corporation, and acknowledged the same, and acknowledged that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and on behalf of said corporation by authority of its Board of Directors and said Paul D. Ziemer and J. H. Liethen then and there acknowledged said instrument to be the free act and deed of said corporation by each of them voluntarily executed.

Given under my hand and notarial seal this 21st day of December, 1972.

(NOTARIAL SEAL)

STATE OF WISCONSIN  )
                                        ) SS.
COUNTY OF DANE         )

Personally came before me this 20th day of December, 1972, Frederick D. Mackie, to me known to be the President, and Leo E. Brodzeller, to me known to be the Secretary of the above-named Madison Gas and Electric Company, the corporation described in and which executed the foregoing instrument, and to me known to be the persons who as such officers executed the foregoing instrument in the name and on behalf of said corporation, and acknowledged the same, and acknowledged that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and on behalf of said corporation by authority of its Board of Directors and said Frederick D. Mackie and Leo E. Brodzeller then and these acknowledged said instrument to be the free act and deed of said corporation by each of them voluntarily executed.

Given under my hand and notarial seal of this 20th day of December, 1972.

(NOTARIAL SEAL)

STATE OF WISCONSIN  )
                                         ) SS.
COUNTY OF DANE         )

Personally came before me this of this 20th day of December, 1972, James R. Underkofler, to me known to be the President, and Homer J. Vick, to me known to be the Secretary of the above-named Wisconsin Power and Light Company, the corporation described in and which executed the foregoing instrument, and to me known to be the persons who as such officers executed the foregoing instrument in the name and on behalf of said corporation, and acknowledge the same, and acknowledged that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and on behalf of said corporation by authority of its Board of Directors and said James R. Underkofler and Homer J. Vick then and there acknowledged said instrument to be the free act and deed of said corporation by each of them voluntarily executed.

Given under my hand and notarial seal this 20th day of December, 1972.

(NOTARIAL SEAL)

CONTRACT AGENCY AUTHORIZATION
(1978 Units)

WISCONSIN PUBLIC SERVICE CORPORATION and MADISON GAS AND ELECTRIC COMPANY, and WISCONSIN POWER AND LIGHT COMPANY, each of which is a Wisconsin corporation (collectively, the Companies), each desiring to establish a procedure to permit the construction of a steam-turbine generating unit ("1978 Unit") and substation (Columbia Plant 345 KV Substation) hereafter collectively called the "1978 Units" to be jointly owned and operated by the Companies pursuant to an Agreement dated as of August 30, 1972, relating to the 1978 Units, and for the purpose of effectuating the intent and purpose of paragraphs 2 and 4e of said Agreement, do each agree as follows:

1. Wisconsin Power and Light Company (the Power Company) is hereby authorized, in the name of and as agent for Wisconsin Public Service Corporation and in the name of and as agent for Madison Gas and Electric Company, and also in its own behalf, in each case in the percentages of their respective Ownership Shares (as defined in paragraph 2, below) in the 1978 Units, to conduct negotiations for and to enter into all such contracts (which may be purchase order contracts), and after such entry to modify or cancel any such contracts, as it may deem necessary in order to carry out in officiant and timely fashion (A) the construction of the 1978 Units, including the design and purchase of materials, equipment and service for said 1978 Units, and (b) all insurance to insure work under construction against risks usually insured against for such work.

2. The 1978 Units shall be owned by the Companies, as tenants in common, with undivided ownership interests and obligations as follows:

1978 Unit

Wisconsin Power and Light Company	39.3%
Wisconsin Public Service Corporation	38.9%
Madison Gas and Electric Company	21.8%
TOTAL	100.0%

Columbia Plant 345 KV Substation

Madison Gas and Electric Company	57.2%
Wisconsin Public Service Corporation	21.8%
Wisconsin Power and Light Company	21.0%
TOTAL	100.0%

subject to percentage adjustments between the Companies by the mutual agreement of the Companies or by agreement of two of the Companies which agree to adjust their respective ownerships between themselves (herein, being referred to as their Ownership Shares).

3. Any contract entered into by Power Company as agent for the Companies shall provide, among other things, that the performance of the contract shall be for the account of, and the charges therefor shall be billed to, and paid by the Companies in proportion to their respective Ownership Shares and that the invoices for such billing (contractor's invoice or invoices) shall be submitted in the names of the Companies, in care of Power Company.

4. Delivery of a photocopy of this instrument to any person concerned shall have the same effect as delivery of a signed counterpart thereof. No contractor, supplier or other person with whom Power Company may deal purportedly as agent hereunder shall be under any obligation to inquire into the right or authority of Power Company to so deal; and every such contractor, supplier or other person may conclusively assume that such dealings are authorized hereby, and that this instrument has been duly authorized by the respective parties hereto and continues in full force and effect, provided that written notice of modification or cancellation of this instrument shall not have been received by such contractor, supplier or other person from one or more of the parties hereto.

Dated as of August 30, 1972.

STATE OF WISCONSIN  )
                                         ) SS.
COUNTY OF BROWN    )

On this 21st day of December, 1972, before me, the undersigned, personally appeared Paul D. Ziemer and J. H. Liethen to me personally known, who being by me duly sworn, did say that they are respectively the President and Secretary of Wisconsin Public Service Corporation, a Wisconsin corporation; and that they, as such officers, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as such officers.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

(NOTARIAL SEAL)

STATE OF WISCONSIN  )
                                         ) SS.
COUNTY OF DANE        )

On this 21st day of December, 1972, before me, the undersigned, personally appeared Frederick D. Mackie and Leo E. Brodzeller to be personally known, who being by me duly sworn, did say that they are respectively the President and Secretary of Madison Gas and Electric Company, a Wisconsin corporation; and that they, as such officers, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as such officers.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

STATE OF WISCONSIN  )
                                         ) SS.
COUNTY OF DANE          )

On this 20th day of December, 1972, before me, the undersigned, personally appeared James R. Underkofler and Homer J. Vick to me personally known, who by me duly sworn, did say that they are respectively the President and Secretary of Wisconsin Power and Light Company, a Wisconsin corporation; and that they, as such officers, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as such officers.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

AGREEMENT FOR CONSTRUCTION AND OPERATION
OF COLUMBIA GENERATING PLANT

Wisconsin Power and Light Company,

Wisconsin Public Service Corporation, and

Madison Gas and Electric Company

THIS AGREEMENT is made and entered into this 26th day of July, 1973, by and between Wisconsin Power and Light Company, Wisconsin corporation (hereinafter called "Power Company"), Wisconsin Public Service Corporation, a Wisconsin corporation (hereinafter called "Service Company"), and Madison Gas and Electric Company, a Wisconsin corporation (hereinafter called "Electric Company"), the parties collectively being hereinafter called the "Companies",

WITNESSETH, that:

WHEREAS, each of the Companies is a party to the Agreement for Construction and Operation of Generating Plant dated January 6, 1970, providing for the planning, construction, and operation of a major generating plant or unit, therein referred to as the ''1975 Unit" to be owned by the Companies as tenants in common with individual ownership interests mutually agreed to by all of the Companies, and

WHEREAS, the Companies have established that a second unit, hereinafter referred to as the "1978 Unit'', shall be constructed at the same site and adjacent to, the "1975 Unit'', the combination of which as exists from time to time is hereinafter referred to as the Columbia Plant, and shall be owned by the Companies as tenants in common with individual ownership interests mutually agreed to by all of the Companies, and

WHEREAS, the Companies have established that a 345 KV Substation for both the 1975 and 1978 Units shall be constructed at the same site and shall be owned by the Companies as tenants in common, with individual ownership interests mutually agreed to by all of the Companies, and

WHEREAS, the Companies have established the ownership percentages of the Columbia Plant and the associated 345 KV Columbia Plant Substation, as well as the characteristics of the 1978 Unit, and the approximate ownership percentages of the 1978 Unit in order to achieve the desired ownership percentages in the total completed plant, and

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein set forth, the parties agree as follows:

Paragraph 1. Ownership Shares. The Companies hereby provide for the acquisition of a site and the construction and operation of a fossil fuel fired plant and associated 345 KV Substation, consisting of a 1975 Unit and a 1978 Unit, each of approximately 527,000 KW name-plate capacity to be located near Portage, Wisconsin, all to be owned by the Companies as tenants in common with undivided ownership interest as follows (in this Agreement referred to as their respective "Ownership Shares"):

(a) The Ownership Shares of the 1975 Unit shall be:

Wisconsin Power and Light Company	39.3%
Wisconsin Public Service Corporation	38.9%
Madison Gas and Electric Company	21.8%

all as provided in the Agreement for Construction and Operation of Generating Plant dated January 6, 1970.

(b) The Ownership Share of the Columbia Plant (the 1975 and 1978 Units) shall be:

Wisconsin Power and Light Company	46.2%
Wisconsin Public Service Corporation	31.8%
Madison Gas and Electric Company	22.0%

(c) The approximate Ownership Shares of the 1978 Unit to attain the above Columbia Plant Ownership Shares are:

Wisconsin Power and Light Company	53.6%
Wisconsin Public Service Corporation	24.2%
Madison Gas and Electric Company	22.2%

(d) The Ownership Share of the 345 KV Columbia Plant substation shall at all times be:

Wisconsin Power and Light Company	24.4%
Wisconsin Public Service Corporation	18.3%
Madison Gas and Electric Company	57.3%

Paragraph 2. Construction Committee. Construction of the Columbia Plant and 345 KV Substation shall be carried out by the Companies under the direct supervision and direction of Power Company and under the general policy supervision and direction of a Construction Committee to be established by the Companies. All of the Companies shall be represented on the Construction Committee and the voting power of the representatives of each Company shall be in proportion to the Ownership Share of such Company of the Columbia Plant as provided in Paragraph 1(b) above. The vote of the representatives of Companies having Ownership Shares aggregating more than 50% shall be controlling on any question to be determined by the Construction Committee. The Companies and their representatives on the Construction Committee shall use their best efforts toward the end that the 1975 Unit will be completed, and commercial operation commenced, on or about March 1, 1975, and the 1978 Unit will be completed, and commercial operation commenced, on or about June 1, 1978.

Paragraph 3. Scope of Project. The Columbia Plant and 345 KV Substation to be so owned in common shall consist of the site and all property of the character of electric plant, as defined in the Uniform System of Accounts referred to in Paragraph 6 hereof, which shall be included in the general or detailed 1975 and 1978 Units and site plans approved from time to time by the Construction Committee, including cooling lake and cooling tower facilities and any off-site railroad lines or unit train facilities approved by the Committee in connection with the project. The

345 KV Columbia Plant Substation facilities shall include equipment needed for the 1975 and 1978 Units, consisting of two 590 MVA step-up transformers, all 345 KV circuit breaker terminals, two 200 MVA 345/138 KV transformers, and all associated relaying, bus, insulators, disconnect switches, cables, miscellaneous equipment, structures and land.

Paragraph 4. Contracts and Agency Authorization. The Companies shall, with reasonable expedition, enter into or authorize the entry on their behalf into contracts (which may be purchase order contracts) providing for (a) the purchase or acquisition of a site or an addition to a site, materials, equipment and service for, and construction of, the Columbia Plant and 345 KV Substation, and (b) insurance to insure all work under construction against risks usually insured against for such work. Each such contract shall provide, among other things, that the performance of the contract shall be for the account of, and the charges therefor shall be billed to, and paid by the Companies in proportion to their respective Ownership Shares and that the invoices for such billing (Contractor's Invoice or Invoices) shall be submitted in the names of the Companies, in the care of Power Company.

The Companies agree that Power Company shall be authorized as agent for the Companies to negotiate and execute any and all such contracts and also to apply for and conduct such regulatory proceedings and make such filings as may be required in connection with the construction or operation of the Columbia Plant and 345 KV Substation; and the Companies shall execute such separate agency authorizations as may be convenient to evidence such authority.

Power Company undertakes and agrees that all contracts made and all other actions by it as such agent will be made and done in accordance with good utility practices and in conformity with the determinations of general policy made by the Construction Committee constituted as provided in Paragraph 2 of this Agreement. As soon as practicable after entry into any contract, modification or cancellation which affects any significant commitment or other obligation of the parties hereto or after the making of filings with regulatory agencies on behalf of other Companies or the making of decisions involving substantial policy, Power Company shall give notice thereof to each of the other parties hereto and shall provide such copies or summaries as may be necessary for the accounting and other records of the parties.

The contract and regulatory agency agreements for the 1978 Unit dated August 30, 1972 are hereby amended, with respect to ownership shares, to conform to the ownership shares stated in 1(c) and 1(d) above.

Paragraph 5. Books and Records. Books of account and records containing details of the items of cost applicable to the construction of the Columbia Plant and 345 KV Substation and to its operation and maintenance shall be kept by the Operating Company referred to in Paragraph 9 and shall be open to examination at any time by the other Companies or their representatives. The Operating Company shall furnish the Companies with summaries or counterparts of such books of account and records as may be necessary to satisfy all applicable regulatory requirements.

Paragraph 6. Expenditures. All expenditures in respect of the Columbia Plant and 345 KV Substation shall be accounted for in accordance with the Uniform System of Accounts prescribed by the Federal Power Commission for Public Utilities and Licensees (Class A and B Electric Utilities).

All expenditures (including, but not limited to, expenditures for a site, any addition to a site, administration, labor, special training costs, payroll taxes, employee benefits, maintenance, materials, research and development, supplies and service), for the licensing, construction, operation, and maintenance of the Columbia Plant and 345 KV Substation and for renewals, replacements, additions and retirements in respect thereof shall be shared by the Companies in proportion to their Ownership Shares. Expenditures of Power Company incurred prior to or after the date of this Agreement in connection with preliminary planning for the Columbia Plant and 345 KV Substation shall be treated as expenditures on behalf of all the Companies and the other Companies shall reimburse Power Company for their respective ownership proportions of the cost thereof. Expenditures of Power Company heretofore incurred in acquiring a site shall be treated as expenditures on behalf of all of the Companies, and the other Companies shall reimburse Power Company for their respective ownership proportions of the book cost thereof.

Interest charges on borrowed funds, income taxes, and property, business and occupation and like taxes, of each Company shall be borne entirely by such Company; and such items, as well as depreciation, amortization, and interest charged to construction, shall not be deemed expenditures for purposes of this Paragraph 6.

Paragraph 7. Funds. Whenever and so long as the Operating Company or a majority of the Companies may so demand, the Companies shall maintain a separate joint account or accounts for the Columbia Plant and 345 KV Substation (collectively, the "Joint Account") in a bank or banks approved by the Operating Company, the title of which Joint Account shall be in the respective Companies in proportion to their Ownership Shares. While so maintained and unless otherwise agreed by the Companies, all construction and capital expenditures, and all other expenditures referred to in the second subparagraph of Paragraph 6, shall be paid out of the Joint Account.

From time to time the Operating Company may request the Companies to advance such amount as is then needed for cash working capital for the Columbia Plant and 345 KV Substation project. Within ten days thereafter, or from time to time as specified in such request, the Companies, pro rata according to their respective Ownership Shares, shall deposit the amount specified in such request. Such deposit shall be made in the Joint Account, if such accounts are being maintained at the time for such purpose; otherwise, such deposit shall be made to the credit of the Operating Company in a bank designated by it.

As promptly as practicable after the end of each month, the Operating Company shall send to each of the Companies a statement in reasonable detail of all expenditures for such month and the amount of each Company's share thereof.

The Operating Company shall cause to be drawn and to be delivered on behalf of the Companies, from funds so provided, checks or drafts in payment of expenditures. Funds so provided shall be disbursed in accordance with sound accounting and disbursement procedures. All persons authorized to handle or disburse funds from the Joint Account shall be bonded in favor of the Companies as their respective interests may appear, for such amounts as the Construction Committee may determine. The Operating Company accepts sole responsibility for the handling or disbursement of funds deposited to its credit.

Paragraph 8. Default. During any period that a Company is in default in whole or in part in performing any of its obligations under this Agreement, such Company shall be obligated to pay any damages to the non-defaulting Companies resulting from the default, and in case of a default in making any payment then required under this Agreement, (a) such Company shall be entitled to no energy from the 1975 and/or 1978 Units during such period, and (b) the non-defaulting Companies shall be entitled to all of the energy 1 from the 1975 and/or 1978 Units in proportion to their Ownership Shares. No such default shall affect any Company's ownership interest, or any Company's obligations under Paragraphs 6 and 7.

Paragraph 9. Operation and Maintenance. The Companies shall establish an Operating Committee for the purpose of establishing general policies for the operation and maintenance of the Columbia Plant and 345 KV Substation. All of the Companies shall be represented on the Operating Committee and the voting power of the representatives of each Company shall be in proportion to the Ownership Share of such Company of the Columbia Plant as set forth in Paragraph 1(b). The vote of the representatives of Companies having Ownership Shares aggregating more than 50% shall be controlling on any question to be determined by the Operating Committee. The Operating Committee shall meet at the call of any member.

From the date of commercial operation of the 1975 unit until the date of commercial operation of the 1978 unit capacity, energy and operation and maintenance expenses of the 1975 Unit and 345 KV Substation shall be shared by the Companies in proportion to their respective Ownership Shares specified in Paragraphs 1(a) and 1(d) above. Beginning on the date of commercial operation of the 1978 Unit and continuing thereafter, the capacity, energy and operation and maintenance expenses of the Columbia Plant and 345 KV Substation shall be shared by the Companies in proportion to their respective ownership shares specified in Paragraphs 1(b) and 1(d) above. As referred to herein, operation and maintenance expenses shall include administration and general expenses and fixed charges on general investments allocable.

In the event the use of its capacity of the Columbia Plant by a Company should result in an energy take less than its ownership share, the fuel expense chargeable to said Company shall be adjusted accordingly.

The Columbia Plant and 345 KV Substation will be directly operated and maintained by the "Operating Company" in accordance with good utility operating practices and the general policies to be established by the Operating Committee. Power Company shall be the Operating Company. It shall operate and maintain the Columbia Plant and 345 KV Substation in the same manner as if they were one of its own generating station and substation, utilizing its own employees and supervisory personnel as required in the performance of this Agreement, and any independent technical advisors which it may select, and otherwise acting in all respects as though it were an independent contractor engaged by the Companies to be responsible for the result to be attained; i.e. generation of power and energy at the Columbia Plant, as economically as possible, and delivery thereof to the connected 345 KV transmission system for transmission to the Companies, the Operating Company having sole responsibility for the specific manner of attaining that result. During operation conditions which the Operating Company, in its sole judgment, deems abnormal, the Operating Company shall take such action as it deems appropriate to safeguard equipment and to maintain service of the Columbia Plant and 345 KV Substation.

In hiring additional employees for work at the Columbia Plant, the Operating Company will give reasonable preference to qualified employees of the other two Companies who express their desire to work at the Columbia Plant and have the consent of their respective Companies to make an application.

Paragraph 10. Renewals, Replacements, Additions and Retirements. Renewals and replacements necessary for the operation of the Columbia Plant and 345 KV Substation shall be made as required by good utility operating practice. Renewals, replacements, additions and retirements (and related dispositions and sales) shall be affected by the Operating Company subject to the general policies established by the Operating Committee. Retirements, sales and other dispositions of the Columbia Plant and 345 KV Substation property shall be affected only in a manner consistent with the Companies' respective mortgage indentures, if any.

Paragraph 11. Title to Property. Title to all property, whether real, personal or mixed, and whether tangible or intangible, and including without limitation property acquired for use or consumption in connection with its construction, operation or maintenance, and all options or contract rights for the acquisition of real property as the proposed site or an alternate site for the Columbia Plant and 345 KV Substation now owned or hereafter acquired or constructed for the purposes of the Columbia Plant and 345 KV Substation, whether held at any time or from time to time in the name or names of one or more of the Companies or of any nominee, agent or contractor of any one or more of the Companies, shall at all times be in the Companies as tenants in common with undivided interests in proportion to their Ownership Shares. Construction, acquisitions and purchases shall be made in such manner that title shall vest in accordance with the foregoing. All titles and interests of the Companies as such tenants in common shall be subject from inception to the provisions of Article VI of the Joint Power Supply Agreement of February 2, 1967. Any alternative property acquired but not necessary for the Columbia Plant and 345 KV Substation shall be disposed of in accordance with the direction by the Construction Committee. Title to the proposed site now owned by Power Company shall be expanded to include other Companies upon reimbursement to Power Company of other Companies' proportionate share of the site cost.

Paragraph 12. Mutual Confirmation of Title. In order further to confirm and establish their intended ownership in accordance with their respective Ownership Shares, each of the Companies hereby sells, assigns, and transfers to the other Companies, as tenants in common, all legal, equitable or other interest in any property referred to in Paragraph 11, whether now owned or hereafter acquired, which it may at any time have in excess of its respective Ownership Share, in each case in such proportions to each other Company so that the entire interest of the Companies in such property shall be owned in the manner and in the respective Ownership Shares herein provided.

Each of the Companies agrees that from time to time, upon request by either of the other Companies, it will execute and deliver such further documents or instruments of transfer or confirmation of titles as may, in the opinion of counsel for the requesting Company, be necessary or advisable to legally effectuate and carry out the intent and purpose of this Agreement.

Paragraph 13. Power and Energy. Subject to Paragraphs 8 and 9, each Company, from the date of commercial operation of the 1975 Unit until the date of commercial operation of the 1978 Unit, shall at all times have full ownership of and available to it at the 1975 Unit the portion of the generating capability of the 1975 Unit and the energy associated therewith, corresponding to its ownership share as specified in Paragraph 1(a) above.

Subject to Paragraphs 8 and 9, each Company, from the date of commercial operation of the 1978 Unit and thereafter, shall at all times have full ownership of and available to it at the Columbia Plant the portion of the generating capability of the Columbia Plant corresponding to its Ownership Share as specified in Paragraph l(b) above.

Each Company shall keep the Operating Company informed as to the amount of power it requires to be generated for it. Subject to its capability, operating conditions and necessary or unavoidable outages, the 1975 and 1978 Units shall be operated so as to produce a minimum output equal to the sum of the power requirements of the Companies therefrom.

Paragraph 14. Waivers. Any waiver at any time by any Company of its rights with respect to a default under this Agreement, or with respect to any other matter arising in connection with this Agreement, shall not be deemed a waiver with respect to any subsequent default or matter. Any delay, short of the statutory period of limitation, in asserting or enforcing any right under this Agreement, shall not be deemed a waiver of such right.

Paragraph 15. Arbitration. It is mutually agreed between the Companies that all disputes arising out of the performance of this Agreement which cannot be mutually adjusted or otherwise determined by vote as herein provided, shall be referred promptly to a committee of arbitrators, consisting of one selected by each of the Companies which is a party to such dispute, and one or two additional arbitrators chosen by those thus selected (so that the committee shall not have an even number of members), and the decision of the majority of said committee shall be final and conclusive and binding upon the parties to the dispute. The cost of arbitration, including the compensation of the arbitrators, but not the direct expense of any Company in presenting its contentions, shall be assessed by the arbitrators against the respective parties to the dispute in proportion to the extent to which the claims of each party shall be disallowed.

Paragraph 16. Term of Agreement. This Agreement shall continue in full force and effect until December 31, 2014, and for such longer period as the Companies shall, by mutual agreement, continue to operate either of the 1975 and 1978 Units. Termination of this Agreement shall not terminate the provisions of Paragraph 15.

Paragraph 17. Amendments. This Agreement may be amended from time to time, by an instrument or cancelled at any time, by an instrument or instruments in writing signed by all of the Companies (or their successors or assigns).

Paragraph 18. Successors and Assigns. This Agreement shall inure to the benefit of and bind the successors and assigns of the parties hereto, but it may be assigned in whole or in part only in accordance with the provisions of Article VI of the Joint Power Supply Agreement dated February 2, 1967.

Paragraph 19. Paramount Authority. This Agreement, and all of its provisions, shall be subject to the paramount authority of the Public Service Commission of Wisconsin and of any other governmental authority having jurisdiction of the Companies or of the subject matter.

Paragraph 20. Representatives. Each Company, by written notice signed by an executive officer delivered to each other Company, shall designate one representative and alternate to receive notices and communications from another Company or Companies with respect to the subject matter of this Agreement and to deliver to the others, or behalf of such Company, notices, communications, decisions and approvals concerning the subject matter of this Agreement. The manner of making any decision by any Company or giving any approval by any Company shall be determined by such Company for itself but any communication received by any Company from a person designated by another Company pursuant to the preceding sentence (unless such designation shall have been previously revoked as provided in Paragraph 21) may be conclusively relied upon by the recipient as having been authorized by said other Company.

Paragraph 21. Change of Representatives. Any designation by a Company pursuant to Paragraph 20 may be revoked by such Company by designating a substitute representative or alternate by a written notice signed by an executive officer and delivered to each of the other Companies.